UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
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NOVACOPPER INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of
Annual Meeting
of Shareholders
&
Management
Information Circular

MEETING TO BE HELD May 21, 2014

NovaCopper Inc.
Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada V7Y 1K4
Tel: 604-638-8088 or 1-855-638-8088
Fax: 604-638-0644
Website: www.novacopper.com

NOVACOPPER INC.
Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia V7Y 1K4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of NovaCopper Inc. (the “Company”) will be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 on Wednesday, May 21, 2014 at 2:00 p.m. (Vancouver time), for the following purposes:

1.

To receive the Annual Report of the directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2013, together with the Report of the Auditors thereon;

2.	To set the number of Directors of the Company;

3.	To elect Directors of the Company for the forthcoming year;

4.	To appoint the Auditors of the Company for the forthcoming year and to authorize the Directors through the Audit Committee to fix the Auditors’ remuneration;

5.	To consider and, if deemed advisable, pass an ordinary resolution ratifying the Advance Notice Policy adopted by the Directors on January 29, 2014; and

6.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.

Only Shareholders of record at the close of business on March 24, 2014 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the Meeting. All proxies completed by registered Shareholders must be returned to the Company:

(a)

by delivering the proxy to the Company’s transfer agent, Computershare Investor Services Inc. at its office at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, for receipt no later than May 16, 2014, at 2:00 p.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare Investor Services Inc., Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 16, 2014 at 2:00 p.m. (Vancouver time); or

(c)	by internet, as instructed in the enclosed form of proxy, not later than May 16, 2014 at 2:00 p.m. (Vancouver time).

Non-registered Shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered Shareholders can be found on page 2 of the attached Circular.

DATED at Vancouver, British Columbia, this 27th day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

“Rick Van Nieuwenhuyse”
Rick Van Nieuwenhuyse, President and Chief Executive Officer

NOVACOPPER INC.
MANAGEMENT INFORMATION CIRCULAR

-i-

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR (“CIRCULAR”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF NOVACOPPER INC. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 at 2:00 p.m. (Vancouver time) on May 21, 2014 (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Company anticipates this Circular, proxy materials and form of proxy will be first mailed to shareholders on or about April 7, 2014.

Solicitation of proxies will primarily be by mail or courier, supplemented by telephone or other personal contact by employees or agents of the Company at nominal cost, and all costs thereof will be paid by the Company. The Company will also pay the fees and costs of intermediaries for their services in transmitting proxy related material to non-registered Shareholders in accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”).

General

Unless otherwise specified, the information in this Circular is current as at March 24, 2014. Unless otherwise indicated, all references to “$” or “US$” in this circular refer to United States dollars. References to “C$” in this circular refer to Canadian dollars.

Copies of this Circular and proxy-related materials, as well as the Company’s financial statements to be approved at the Meeting and related MD&A, can be obtained under the Company’s profile at www.sedar.com or at www.novacopper.com.

Record Date and Quorum

The Board of Directors of the Company has fixed the record date for the Meeting as the close of business on March 24, 2014 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date such person may establish a right to vote by delivering evidence of ownership of his or her common shares of the Company (“Common Shares”) satisfactory to the Board and a request for his or her name to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date (the “Shareholders”) will be entitled to vote at the Meeting. No cumulative rights are authorized and dissenter’s rights are not applicable to any matters being voted upon. Such registered Shareholders will be entitled to one vote per Common Share.

Two or more persons present in person or by proxy representing at least 5% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.

Voting of Common Shares

Registered Shareholders

Registered Shareholders have two methods by which they can vote their shares at the Meeting, namely in person or by proxy. To assure your representation at the Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the meeting.

Shareholders who do not wish to attend the Meeting or do not wish to vote in person, can vote by proxy. A registered Shareholder must return the completed proxy to the Company:

(a)

by delivering the proxy to the Toronto office of the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”) at its office at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, for receipt not later than May 16, 2014 at 2:00 p.m. (Vancouver time);

(b)	by fax to the Toronto office of Computershare, Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than May 16, 2014 at 2:00 p.m. (Vancouver time); or

(c)	by internet, as instructed in the enclosed form of proxy, not later than May 16, 2014 at 2:00 p.m. (Vancouver time).

The persons named in the enclosed form of proxy are officers and directors of the Company. Each Shareholder has the right to appoint a person or a company (who need not be a Shareholder) to attend and act for him/her and on his/her behalf at the Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.

Non-registered Shareholders

The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e. non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for their clients. Therefore, non-registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically uses its own form of proxy, mails those forms to the non-registered Shareholders and asks non-registered Shareholders to either return the proxy forms to Broadridge or alternatively provide voting instructions by using the Broadridge automated telephone system. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A non-registered Shareholder receiving a proxy from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of the Meeting in accordance with Broadridge’s instructions in order to have the shares voted.

Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as a proxyholder for the registered Shareholder and vote the Common Shares in that capacity. Non-registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as a proxyholder for the registered Shareholder, should enter their own names in the blank space on the form of proxy provided to them by their broker (or agent) and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Exercise of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the enclosed proxy will confer discretionary authority and will be voted in favour of all matters referred to on the form of proxy.

The proxy also confers discretionary authority to vote for, withhold from voting or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote in accordance with the recommendations of management of the Company.

Proxies must be received by the Toronto office of Computershare, located at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 not later than May 16, 2014 at 2:00 p.m. (Vancouver time).

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it by instrument in writing, executed by the Shareholder or by his attorney authorized in writing, or if the Shareholder is a Company, under its corporate seal, and deposited either with the Company’s transfer agent, Computershare at its Vancouver office at 510 Burrard Street, 2nd Floor, Vancouver, BC, V6C 3B9 or with the Company’s legal counsel, Blake, Cassels & Graydon LLP, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof or with the chairman of such Meeting on the date of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. A Shareholder attending the Meeting has the right to vote in person and if he does so, his proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting.

Voting Shares and Principal Holders Thereof

As at March 24, 2014, the Company has 53,629,245 Common Shares issued and outstanding without nominal or par value. Each Common Share is entitled to one vote. Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote.

The following table sets forth certain information regarding the ownership of the Company’s common shares as at March 24, 2014 by each Shareholder known to the Company who owns, directly or indirectly, or exercises control or direction over, to the knowledge of the Company’s directors or officers, more than 5% of the outstanding Common Shares of the Company as of March 24, 2014, based on such person’s Schedules 13D and 13G filed with the US Securities and Exchange Commission (the “SEC”).

Name of Shareholder	Number of Voting Securities	Percentage of Outstanding Voting Securities
Electrum Strategic Resources L.P (“Electrum”)(1)	14,094,912	26.3%
Paulson & Co. Inc.	5,921,709	11.0%
The Baupost Group, L.L.C.	5,005,298	9.3%

Notes:
(1) Includes 833,333 common shares held directly by GRAT Holdings LLC (“GRAT Holdings”) and 13,261,579 common shares held directly by Electrum. GRAT Holdings has sole voting and investment power with respect to the 833,333 common shares it holds directly. Each of GRAT Holdings, Electrum, Leopard Holdings LLC ("Leopard"), Electrum Global Holdings L.P. (“Global Holdings”), TEG Global GP Ltd (“TEG Global”) and The Electrum Group LLC (“Electrum Group”) may be deemed to share the power to vote and dispose of the 13,261,579 common shares held directly by Electrum and, accordingly, each such entity may be deemed to beneficially own such shares. Global Holdings owns all of the limited partnership interests of Electrum and all of the equity interests of the general partner of Electrum. TEG Global is the sole general partner of, and Electrum Group is the investment adviser to, Global Holdings. Electrum Group possesses voting and investment discretion with respect to assets of Global Holdings, including indirect investment discretion with respect to the common shares held by Electrum. GRAT Holdings, which owns all of the equity interests of Leopard, may be deemed to share voting and investment power with respect to shares held by Electrum by virtue of its indirect ownership (through Leopard) of equity of Global Holdings, TEG Global and Electrum Group. The Investment Committee of GRAT Holdings, which consists of three members, exercises voting and investment decisions on behalf of GRAT Holdings, including decisions on behalf of GRAT Holdings with respect to the securities reported herein. Electrum, Leopard, Global Holdings, TEG Global and Electrum Group have disclaimed beneficial ownership of the common shares held by GRAT Holdings for purposes of Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended. Dr. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also chairman and chief investment officer of Electrum Group, and therefore may be deemed to share the power to vote and dispose of the 13,261,579 common shares held directly by Electrum.

MATTERS TO BE ACTED UPON AT MEETING

Number of Directors

According to the Articles of Association of the Company, the Board shall consist of not less than three and no more than such number of directors to be determined by resolution of Shareholders. The number of directors was previously set at 11. Shareholders of the Corporation will be asked to consider and, if thought appropriate, to approve and adopt an ordinary resolution setting the number of directors at 9. In the absence of a contrary instruction, it is intended that all proxies received will be voted FOR setting the number of directors at 9.

Election of Directors

The proposed nominees in the list that follows are, in the opinion of management, well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as directors, if elected. The term of office of each director elected will be until the next annual meeting of the Shareholders of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated, in accordance with the Articles of Association of the Company and the provisions of the Business Corporations Act (British Columbia).

The Board adopted a Majority Voting Policy on January 29, 2014 stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain shareholders “withheld” votes for the director, the qualifications of the director and whether the director’s resignation from the Board would be in the best interests of the Corporation. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable shareholders meeting and announce its decision by press release. The policy does not apply in circumstances involving contested director elections. See “Statement of Corporate Governance Policies – Majority Voting Policy’.

Unless the proxy specifically instructs the proxyholder to withhold such vote, Common Shares represented by the proxies hereby solicited shall be voted FOR the election of the nominees whose names are set forth below. If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute. Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxyholders named in the accompanying form of proxy reserve the right to vote for such other nominee in their discretion unless the Shareholder has specified otherwise in the form of proxy.

Name, Province or State and Country of Residence	Independence	Principal Occupation	Director Since(7)
Tony S. Giardini (2)(3) British Columbia, Canada	Independent	Chief Financial Officer of Kinross Gold Corporation	January 2012
Dr. Thomas S. Kaplan (1) New York, USA	Non-Independent	Chairman of the Company and Chairman and Chief Investment Officer of The Electrum Group LLC	January 2012
Gregory A. Lang (4) Utah, USA	Non-Independent	President and Chief Executive Officer of NOVAGOLD Resources Inc.	January 2012
Igor Levental (5)(6) Colorado, USA	Independent	President of The Electrum Group LLC	January 2012
Kalidas V. Madhavpeddi (2)(3)(4) Arizona, USA	Independent	President of Azteca Consulting LLC and Overseas Chief Executive Officer of China Molybdenum Co., Ltd.	January 2012
Gerald J. McConnell (5) Nova Scotia, Canada	Independent	Chief Executive Officer of Namibia Rare Earths Inc.	January 2012
Clynton R. Nauman (4) Washington, USA	Independent	President and Chief Executive Officer of Alexco Resource Corp.	April 2011
Janice Stairs (3)(5)(6) Nova Scotia, Canada	Independent	General Counsel to Namibia Rare Earths Inc.	April 2011
Rick Van Nieuwenhuyse (6) British Columbia, Canada	Non-Independent	President and Chief Executive Officer of the Company	April 2011

(1)	Chairman of the Board
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Environment, Health, Safety and Technical (“EHST”) Committee.
(5)	Member of the Corporate Governance and Nominations Committee.
(6)	Member of the Corporate Communications Committee.
(7)	The term of office for each director expires as at the date of each annual general meeting unless such director is re-elected at that annual general meeting.

See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” for details on share ownership and the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed director.

Refer to Section “Information Concerning the Board of Directors and Executive Officers” for further information regarding the above directors.

Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), located at 250 Howe Street, 7th Floor, Vancouver, British Columbia, Canada. PwC were first appointed auditors of the Company on March 28, 2012 by the shareholders of NOVAGOLD Resources Inc. (“NOVAGOLD”). The Shareholders will be asked at the Meeting to vote for the appointment of PwC as auditors of the Company until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the directors upon the recommendation of the Audit Committee. To the Company's knowledge, a representative from PwC will not be present at the Meeting to take questions, although the firm will be permitted to make a statement if it so desires.

A table setting forth the fees paid by the Company to PwC, its independent auditor, for the years ended November 30, 2013 and November 30, 2012 is set forth below. Fees incurred prior to April 30, 2012 were paid by the Company’s former parent company, NOVAGOLD, resulting in the annual fees for the years ended November 30, 2013 and 2012 being non-comparable.

	Year Ended November 30
	2013 $	2012 $
Audit Fees (1)	165,635	83,584
Audit Related Fees (2)	52,586	6,908
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	218,221	90,492

(1)

“Audit Fees” are the aggregate fees billed by PwC for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

(2)

“Audit-Related Fees” are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.

(3)	“Tax Fees” are fees billed by PwC for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” are fees charged by PwC for services not described above.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.

Report on Audited Financial Statements

The Audit Committee reviewed and discussed with management and the Company's independent auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 2013. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380), as amended, as adopted by the Public Accounting oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's independent auditors that audit firm's independence from the Company and its management. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2013, for filing with the SEC, which Annual Report is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.

Audit Committee of the Board
Terry Krepiakevich, Chair
Tony Giardini
Kalidas Madhavpeddi

In the absence of a contrary instruction, it is intended that all proxies received will be voted FOR the appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors upon the recommendation of the Audit Committee.

Additional Matters to be Acted Upon

The Company is seeking Shareholder ratification of the Advance Notice Policy (the “Policy”), adopted by the Board on January 29, 2014, of which a copy is available in Appendix A.

The Company wishes to implement the Policy, which provides a framework by which the Company seeks to fix a deadline for Shareholders to submit director nominations to the Company prior to any annual or special meeting of the Shareholders (a “Notice”), and sets forth the information that a Shareholder must include in a Notice to the Company and in the proper form for such Notice.

The Company believes that the Policy would facilitate orderly and efficient annual and special meetings of Shareholders, ensure that all Shareholders receive adequate notice of director nominations, and allow Shareholders to register an informed vote. The Company wishes to seek Shareholder ratification of the Policy.

Unless such authority is withheld, the management representatives designated in the enclosed form of proxy intend to vote FOR the ratification of the Policy in Appendix “A”.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current directors and executive officers. The term for each director expires at our next annual meeting of the Shareholders of the Company or at such time as his or her successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the director's written resignation, unless the resignation specifies a later time of resignation. Each executive officer shall hold office until the earliest of the date his or her resignation becomes effective, the date his or her successor is appointed or he or she cease to be qualified for that office, or the date he or she is terminated by Board of Directors of the Company. The names, locations of residence, and ages of, and offices held by, the directors and executive officers has been furnished by each of them and is current as of November 30, 2013. Unless otherwise indicated, the address of each director and executive officer in the table set forth below is care of NovaCopper Inc., Suite 1950, 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K4 Canada.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age
Tony S. Giardini(2)(3) British Columbia, Canada	Director	January 24, 2012	54
Dr. Thomas S. Kaplan(1) New York, USA	Chairman	January 24, 2012	51
Terry Krepiakevich(2)(8) British Columbia, Canada	Director	April 27, 2011	61
Gregory A. Lang(4) Utah, USA	Director	January 24, 2012	59
Igor Levental(5)(6) Colorado, USA	Director	January 24, 2012	58
Kalidas V. Madhavpeddi(2)(3)(4) Arizona, USA	Director	January 24, 2012	58
Gerald J. McConnell(5) Nova Scotia, Canada	Director	January 24, 2012	69
Clynton R. Nauman(4) Washington, USA	Lead Director	April 27, 2011	65
Janice Stairs(3)(5)(6) Nova Scotia, Canada	Director	April 27, 2011	54
Rick Van Nieuwenhuyse(6) British Columbia, Canada	Director, President and Chief Executive Officer of the Company.	April 27, 2011	58
Elaine M. Sanders British Columbia, Canada	Vice President, Chief Financial Officer and Corporate Secretary	April 29, 2011(7)	44
Joseph R. Piekenbrock Colorado, USA	Senior Vice President, Exploration	April 29, 2011	58

(1)	Chairman of the Board.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the EHST Committee.
(5)	Member of the Corporate Governance and Nominating Committee.
(6)	Member of the Corporate Communications Committee.
(7)	Appointed Corporate Secretary on April 29, 2011 and Vice President and CFO on January 30, 2012.
(8)	Mr. Krepiakevich has advised he will not be standing for re-election at the Meeting.

Tony S. Giardini, CA, CPA

Mr. Giardini is currently Chief Financial Officer of Kinross Gold Corporation and was Chief Financial Officer of Ivanhoe Mines Ltd. from May 2006 to April 2012. Prior to joining Ivanhoe Mines Ltd., Mr. Giardini spent more than 10 years with Placer Dome Inc. as Vice President and Treasurer where he was responsible for managing and overseeing the company’s debt and capital market activities, including managing banking relationships with U.S., Canadian, and international banks. During his time at Placer Dome, Mr. Giardini led the financing team that raised in excess of US$1 billion in debt and equity financings. Mr. Giardini is a Chartered Accountant and a Certified Public Accountant and spent 12 years with accounting firm KPMG prior to joining Placer Dome Inc.

The Board has determined that Mr. Giardini should serve as a director due to his experience in finance, financial reporting and operations as a chief financial officer of a major mining company.

Principal Occupation During Past Five Years: Chief Financial Officer of Kinross Gold Corporation (November 2012-present); Chief Financial Officer of Capstone Mining Corp. (August – November 2012); Chief Financial Officer of Ivanhoe Mines Ltd. (2006 – 2012); and Vice President and Treasurer of Placer Dome Inc. (2003 – 2006).

Directorships Held During Past Five Years: NOVAGOLD Resources Inc.

Areas of experience include: finance, investment banking, governance, mining industry, treasury and audit.

Board / Committee Membership	Overall Attendance 93%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board Compensation Audit	4/5 5/5 4/4	8,048	-	75,000

Dr. Thomas S. Kaplan

Dr. Kaplan is Chairman of the Board of Directors of the Company as well as NOVAGOLD Resources Inc. He is also Chairman and Chief Investment Officer of The Electrum Group LLC, a privately-held global natural resources investment management company which manages the portfolio of Electrum, the single largest shareholder of the Company. Dr. Kaplan is an entrepreneur and investor with a track record of both creating and unlocking shareholder value in public and private companies. Most recently, Dr. Kaplan served as Chairman of Leor Exploration & Production LLC, a natural gas exploration and development company founded by Dr. Kaplan in 2003. In 2007, Leor’s natural gas assets were sold to EnCana Oil & Gas USA Inc., a subsidiary of Encana Corporation, for $2.55 billion. Dr. Kaplan holds Bachelor’s, Master’s and Doctoral Degrees in History from Oxford University.

The Board has determined that Dr. Kaplan should serve as a director due to his knowledge of economics and mergers and acquisitions in the mining sector.

Principal Occupation During Past Five Years: Chairman and Chief Executive Officer of The Electrum Group LLC (2011 – present); Chairman of Tigris Financial Group Ltd. (2007 – 2011); Principal of Tigris Financial Group (2011 – present); and Chairman, Leor Exploration and Production LLC (2007 – present).

Directorships Held During Past Five Years: NOVAGOLD Resources Inc.

Areas of experience include: finance, mergers and acquisitions in the mining industry, mineral exploration.

Board / Committee Membership	Overall Attendance 100%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	5/5	-	-	75,000

Terry Krepiakevich, CA, ICD.D

Mr. Krepiakevich most recently was Chief Financial Officer of SouthGobi Resources Ltd. from July 2006 to 2011, a TSX and Hong Kong-listed company, and is a director of Western Lithium USA Corp., Kaizen Discovery, and St. Augustine Gold & Copper Ltd, TSX-listed companies. He has been a director of Alexco Resource Corp., a TSX and NYSE-listed mineral resources company, since July 2009. Mr. Krepiakevich serves as Chair of the Audit Committee for the above noted companies where he is a director, and has previously served as a member of Compensation, Nomination and Corporate Governance Committees. From November 2000 to July 2006, Mr. Krepiakevich was the Chief Financial Officer of Extreme CCTV Inc., which was formerly listed on the TSX, and also served as a director from June 2001 to July 2006. Mr. Krepiakevich was the Chief Executive Officer and a director of First Industrial Capital Corp. from September 1997 to March 2004. He was the Vice President of Finance and Chief Financial Officer of Maynards Industries from July 1988 to June 2000. Mr. Krepiakevich is a Chartered Accountant, certified by the Institute of Chartered Accountants of British Columbia.

The Board has determined that Mr. Krepiakevich should serve as a director due to his knowledge of finance, public markets, corporate governance and internal controls. Mr. Krepiakevich has advised he will not be standing for re-election at the Meeting.

Principal Occupation During Past Five Years: Chief Financial Officer of SouthGobi Resources Ltd. (2006 – 2011).

Directorships Held During Past Five Years: Alexco Resource Corp., Kaizen Discovery, Meryllion Resources Corporation, Western Lithium USA Corporation, St. Augustine Gold and Copper Limited.

Areas of experience include: finance, investment banking, governance, mining industry, treasury and audit.

Board / Committee Membership	Overall Attendance 100%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board Audit	5/5 4/4	-	-	75,000

Gregory A. Lang

Mr. Lang is President and Chief Executive Officer of NOVAGOLD. Mr. Lang has over 35 years of diverse experience in mine operations, project development and evaluations, including experience as President of Barrick Gold of North America, a wholly-owned subsidiary of Barrick Gold Corporation. Mr. Lang has held operating and project development positions over his 10-year tenure with Barrick Gold Corporation and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick Gold Corporation. He holds a Bachelor of Science in Mining Engineering from University of Missouri-Rolla and is a Graduate of the Stanford University Executive Program.

The Board has determined that Mr. Lang should serve as a director due to his knowledge of mine building and operations.

Principal Occupation During Past Five Years: President and Chief Executive Officer of NOVAGOLD Resources Inc. (January 2012 –present) and President of Barrick Gold of North America (2005 – 2011).

Directorships Held During Past Five Years: NOVAGOLD Resources Inc., Sunward Resources Ltd.

Areas of experience include: senior officer, mine engineering, construction, safety and operations.

Board / Committee Membership	Overall Attendance 90%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board EHST	5/5 4/5	33,806	-	75,000

Igor Levental, P.Eng

Mr. Levental is President of The Electrum Group LLC, a privately-held global natural resources investment management company. Electrum, an affiliate of Electrum Group, is currently the largest shareholder of the Company. Mr. Levental is a director of Gabriel Resources Ltd., a TSX-listed company engaged in the development of major precious metals deposits in Romania. He is also a director of NOVAGOLD Resources Inc., a TSX-listed company involved in the development of major projects in Alaska and British Columbia and Sunward Resources Ltd., a TSX-listed company engaged in the exploration and development of a large porphyry gold-copper project in Colombia. With more than 30 years of experience across a broad cross-section of the international mining industry, Mr. Levental has held senior positions with major mining companies including Homestake Mining Company and International Corona Corporation. Mr. Levental is a Professional Engineer with a BSc in Chemical Engineering and an MBA from the University of Alberta.

The Board has determined that Mr. Levental should serve as a director due to his knowledge of corporate development and investor relations.

Principal Occupation During Past Five Years: President of The Electrum Group LLC (2010 – present); and Executive Vice President, Corporate Development of Electrum USA Ltd. (2007 – 2010).

Directorships Held During Past Five Years: Sunward Resources Ltd., NOVAGOLD Resources Inc., Gabriel Resources Ltd.

Areas of experience include: corporate development, finance, mergers and acquisitions, corporate governance and mining industry.

Board / Committee Membership	Overall Attendance 100%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	5/5	166	-	75,000
Corporate Governance and Nominations	3/3
Corporate Communications	1/1

Kalidas V. Madhavpeddi

Mr. Madhavpeddi has been President of Azteca Consulting LLC, an advisory firm to the metals and mining sector, since November 2006. He is also the Overseas Chief Executive Officer China Molybdenum Co., Ltd. His extensive career in the mining industry spans over 30 years including Phelps Dodge Corporation from 1980 to 2006, starting as a Systems Engineer and ultimately becoming Senior Vice President for Phelps Dodge Corporation, a Fortune 500 company, responsible for the company’s global business development, acquisitions and divestments, including joint ventures, as well as its global exploration programs. He was contemporaneously President of Phelps Dodge Wire and Cable, a copper and aluminum cable manufacturer with international operations in over ten countries, including Brazil and China. Mr. Madhavpeddi is an alumnus of the Indian Institute of Technology, Madras, India, the University of Iowa and the Harvard Business School.

The Board has determined that Mr. Madhavpeddi should serve as a director due to his many years of experience in the copper industry with a major producer and his knowledge of mergers and acquisitions.

Principal Occupation During Past Five Years: President of Azteca Consulting LLC (2006 – present) and Overseas Chief Executive Officer of China Molybdenum Co., Ltd. (2008-2011, 2013 – present).

Directorships Held During Past Five Years: Capstone Mining Corp., NOVAGOLD Resources Inc., Namibia Rare Earths Inc.

Areas of experience include: corporate strategy, mergers and acquisitions, mining operations and capital, marketing and sales.

Board / Committee Membership	Overall Attendance 84%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board Audit Compensation EHST	4/5 4/4 5/5 3/5	4,293	-	75,000

Gerald J. McConnell, Q.C.

Mr. McConnell has over 25 years of experience in the resource sector. Mr. McConnell is a director and the Chief Executive Officer of Namibia Rare Earths Inc., a public Canadian company focused on the development of rare earth opportunities in Namibia. From 1990 to 2010, he was President and Chief Executive Officer of Etruscan Resources Inc., a West African junior gold producer. From December 1984 to January 1998, Mr. McConnell was the President of the Company and from January 1998 to May 1999 he was the Chairman and Chief Executive Officer of the Company. Gerald McConnell, a graduate of Dalhousie Law School, was called to the bar of Nova Scotia in 1971 and received his Queen’s Counsel designation in 1986.

The Board has determined that Mr. McConnell should serve as a director due to his knowledge of legal and corporate governance.

Principal Occupation During Past Five Years: Director and Chief Executive Officer of Namibia Rare Earths Inc. (2010 – present) and President and Chief Executive Officer of Etruscan Resources Inc. (1990 – 2010).

Directorships Held During Past Five Years: Namibia Rare Earths Inc., NOVAGOLD Resources Inc., Etruscan Resources Inc.

Areas of experience include: legal, compensation, operations, mining industry, senior officer and board governance.

Board / Committee Membership	Overall Attendance 100%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board Corporate Governance and Nominations	5/5 3/3	5,609	-	75,000

Clynton R. Nauman

Mr. Nauman, Lead Director (as more particularly described under “Statement of Corporate Governance Practices – Position Descriptions”), is the President and Chief Executive Officer of Alexco Resource Corp. From January 2002 to January 2005, Mr. Nauman was the President of Asset Liability Management Group ULC and from February 1998 until February 2003 Mr. Nauman was President of Viceroy Gold Corporation and Viceroy Minerals Corporation, and a director of Viceroy Resource Corporation. From 1993 to 1998, Mr. Nauman was the General Manager of Kennecott Minerals. Mr. Nauman has 25 years of diversified experience in the mining industry ranging from exploration and business development to operations and business management in the precious metals, base metals and coal sectors.

The Board has determined that Mr. Nauman should serve as a director due to his work experience in Alaska, his knowledge of Alaskan operations and experience with exploration, environmental matters, mine safety and geology.

Principal Occupation During Past Five Years: Chief Executive Officer of Alexco Resource Corp. and Asset Liability Management Group ULC (2005 – present).

Directorships Held During Past Five Years: Alexco Resource Corp., NOVAGOLD Resources Inc.

Areas of experience include: environmental, geology, exploration, mine development and operations, mining industry, senior officer, financing and corporate governance.

Board / Committee Membership	Overall Attendance 90%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board EHST	4/5 5/5	35,219	-	75,000

Janice Stairs, LLB, MBA

Ms. Stairs has over 25 years of experience working with companies involved in the resource sector. Ms. Stairs is currently General Counsel to Namibia Rare Earths Inc., a TSX-listed explorer focused on rare earths in Namibia. Prior to joining Namibia Rare Earths in September 2011, Ms. Stairs was General Counsel to Endeavour Mining Corporation, a position she assumed in September 2010 after Endeavour acquired Etruscan Resources Inc. where Ms. Stairs had held the positions of Vice President and General Counsel since 2004. Prior to 2004, Ms. Stairs was a partner with the law firm of McInnes Cooper (formerly Patterson Palmer) located in Halifax, Nova Scotia, and she continues to act as counsel to the firm. Ms. Stairs practiced law in private practice for 19 years specializing in corporate finance, securities and resource-related issues for private and public companies. Ms. Stairs is a director and Chair of Nova Scotia Business Inc., a Nova Scotia crown corporation established to promote economic development in Nova Scotia. Ms. Stairs graduated from Dalhousie Law School and holds a Masters of Business Administration degree from Queen’s University.

The Board has determined that Ms. Stairs should serve as a director due to her experience in securities compliance and public listing requirements and knowledge of legal and corporate governance.

Principal Occupation During Past Five Years: General Counsel to Namibia Rare Earths Inc. (2011-present); General Counsel to Endeavour Mining Corporation (2010-2011); and Vice President and General Counsel of Etruscan Resources Inc. (2004 – 2010).

Directorships Held During Past Five Years: None

Areas of experience include: legal aspects of corporate finance, securities and resource-related issues for private and public companies.

Board / Committee Membership	Overall Attendance 100%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	DSUs #
Board	5/5	10,000	-	75,000
Compensation Committee	5/5
Corporate Governance and Nominations	3/3
Corporate Communications	1/1

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse is the President and Chief Executive Officer of the Company. Mr. Van Nieuwenhuyse has more than 30 years of experience in the natural resource sector, including his role as Founder, President and Chief Executive Officer of NOVAGOLD since 1997 and his role as Vice President of Exploration for Placer Dome Inc. from 1990 to 1997. In addition to his international exploration perspective, Mr. Van Nieuwenhuyse brings years of working experience in and knowledge of Alaska to the Company. Mr. Van Nieuwenhuyse has managed projects from grassroots discovery through to advanced feasibility studies, production and closure. Mr. Van Nieuwenhuyse holds a Candidature degree in Science from the Université de Louvain, Belgium, and a Masters of Science degree in Geology from the University of Arizona. He received the Thayer Lindsley award in 2009 for his role in the Donlin Gold discovery.

The Board believes that Mr. Van Nieuwenhuyse is an invaluable member of management due to his leadership skills. His understanding of Alaska, technical, economic and social aspects of the Company’s UKMP Projects have significantly contributed to the advancement of the Company’s core asset. Accordingly, the Board has determined that Mr. Van Nieuwenhuyse should once again serve as a director.

Principal Occupation During Past Five Years: Former President and Chief Executive Officer of NOVAGOLD Resources Inc. (1997-2012).

Directorships Held During Past Five Years: Alexco Resource Corp., AsiaBase Metals Inc., NOVAGOLD Resources Inc., Tintina Resources Inc., Mantra Capital Inc.

Areas of experience include: exploration, geology, government relations, mining industry, financing, senior officer and board governance.

Board / Committee Membership	Overall Attendance 100%	Securities Held
	Regular Meeting	Common Shares #	Stock Options #	RSUs #
Board Corporate Communications	5/5 1/1	497,448	-	133,334

Elaine M. Sanders, CA, CPA

Ms. Sanders is the Chief Financial Officer and Corporate Secretary of NovaCopper and was Vice President, Chief Financial Officer and Corporate Secretary of NOVAGOLD previously. She brings over 20 years of experience in audit, finance and accounting with public and private companies. She has been involved with numerous financings and acquisitions, and has listed companies on both the TSX and NYSE-MKT (previously AMEX). Elaine is responsible for all aspects of financial reporting, compliance and corporate governance of the Company. She holds a Bachelor of Commerce degree from the University of Alberta, a Chartered Accountant and a Certified Public Accountant.

Principal Occupation During Past Five Years: Vice President, Chief Financial Officer and Corporate Secretary of NOVAGOLD Resources Inc. (2011 – 2012); and Vice President Finance and Corporate Secretary of NOVAGOLD Resources Inc. (2006 – 2011).

Directorships Held During Past Five Years: none.

Areas of experience include: finance, securities compliance, senior officer and corporate governance.

Joseph R. Piekenbrock

Mr. Piekenbrock is the Senior Vice President, Exploration of NovaCopper and was Vice President, Exploration of NOVAGOLD from 2002 to 2012. He brings over 30 years of experience working in the minerals exploration and development sector. Prior to joining NOVAGOLD in 2002, he worked extensively in northern climates through years of exploration for both Teck Cominco Ltd. and Placer Dome Inc. in Alaska. Mr. Piekenbrock holds a B.A. in Geology from the University of Colorado and an M.Sc. in Geology from the University of Arizona.

Principal Occupation During Past Five Years: Vice President, Exploration of NOVAGOLD Resources Inc. (2002-2012).

Directorships Held During Past Five Years: AsiaBaseMetals Inc. and Mantra Capital Inc.

Areas of experience include: exploration, geology, and mining industry.

Meetings of the Board and Board Member Attendance of Annual Meeting

During the fiscal year ended November 30, 2013, the Board held five meetings. None of the incumbent directors attended fewer than 75% of the aggregate total number of Board meetings and meetings of the committees on which he or she serves, with the exception of Mr. Madhavpeddi who attended 60% of EHST Committee meetings due to scheduling conflicts; however, his overall attendance of Board and committee meetings was 84%.

Board members are not required to attend the annual general meeting. One director attended the 2013 annual general meeting in person.

Legal Proceedings

Neither the Company nor any of its property is currently subject to any material legal proceedings or other adverse regulatory proceedings. We do not currently know of any legal proceedings against us involving our directors, executive officers or Shareholders of more than 5% of our voting shares. None of our directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of our Company. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected or any proposed director to be elected.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as described in this Circular, no (i) person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

Independence of Directors

The Board has determined that the following directors qualify as independent under the applicable standards of the NYSE-MKT, SEC rules and National Instrument 52-110: Messrs. Giardini, Krepiakevich, Levental, Madhavpeddi, McConnell, and Nauman, and Ms. Stairs. Mr. Van Nieuwenhuyse is not independent as Mr. Van Nieuwenhuyse is an executive officer of the Company. Mr. Lang is not independent as Mr. Lang is an executive officer of NOVAGOLD which was the parent company of NovaCopper until April 30, 2012. Dr. Kaplan is not independent due to his relationship with our largest shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and such 10% Shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations to the Company that all reportable transactions were reported, the Company believes all transactions required to be reported pursuant to Section 16(a) were timely reported by the Company's executive officers, directors and greater than 10% Shareholders.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program for the 2013 fiscal year to attract, retain and incentivize the Company’s named executive officers (“NEOs” or “Named Executive Officers”).

The Company’s current NEOs are:

  Mr. Rick Van Nieuwenhuyse, President and CEO;

  Ms. Elaine Sanders, Vice President and CFO; and

  Mr. Joseph Piekenbrock, Senior Vice President, Exploration.

Ms. Sanders and Mr. Piekenbrock transitioned to NovaCopper from similar roles at NOVAGOLD in 2012 based on a coordinated approach between the two companies. With almost ten years of experience for each of Ms. Sanders and Mr. Piekenbrock at NOVAGOLD, both companies wished to retain expertise and knowledge of the UKMP Projects with the spun-out company. Accordingly, the salaries and benefits received by Ms. Sanders and Mr. Piekenbrock at NOVAGOLD were considered by the Compensation Committee in determining the appropriate compensation for such individuals at the Company in 2012.

Objectives of Compensation Program

The objectives of the Company’s compensation program are to attract, retain and incentivize highly qualified executive officers with the talent and experience necessary for the success of the Company. The Company’s compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly.

The Compensation Committee evaluates each executive officer position to establish and enumerate skill requirements and levels of responsibility. The Compensation Committee, after referring to market information provided by its outside compensation advisor, Roger Gurr & Associates (the “Compensation Consultant”), determines compensation for the executive officers. The Compensation Consultant is engaged by the Chair of the Compensation Committee. The main elements of the engagement include developing a peer comparator group of mining companies, reviewing and confirming the compensation strategy and reviewing compensation data of the peer comparators. The Company’s compensation philosophy for 2013 was to be in the 62.5th percentile of its Peer Group (defined below) for base salaries paid to its NEOs, 75th percentile of its Peer Group for total cash compensation based on individual and company performance paid to its NEOs (which compensation includes base salary and annual short term incentives paid) and 50th percentile of its Peer Group for total long term incentives granted to its NEOs. The CEO makes a recommendation to the Compensation Committee regarding base salary increases, annual incentives and long-term incentives for executive officers. These recommendations are based the individuals salary in relation to guidepost, their actual individual and company performance and market conditions. The Compensation Committee holds an in camera meeting to review these recommendations and then puts forward their recommendation to the Board for approval.

Executive Compensation Policies and Programs

In establishing compensation objectives for executive officers, the Compensation Committee seeks to accomplish the following goals:

  incentivize executives to achieve important corporate and personal performance objectives and reward them when such objectives are met;

  recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group companies; and

  align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.

Currently, the Company’s executive compensation package consists of the following principal components: base salary, annual incentive cash bonus, various health plan benefits, registered retirement savings plan (“RRSP”) matching for Canadian NEOs, individual retirement account (“IRA”) matching for U.S. NEOs, and long-term incentives in the form of stock options and restricted share units.

The following table summarizes the different elements of the Company’s total compensation package:

COMPENSATION ELEMENT	OBJECTIVE	KEY FEATURE
Base Salary	Provide a fixed level of cash compensation for performing day- to-day responsibilities.	Base salary bands were created and annually reviewed based on 62.5th percentile of the market data for base salary. Actual increases are based on individual performance.
Annual Incentive Plan	Reward for short-term performance against corporate, and individual goals.	Cash payments based on a formula. Each NEO has a target percentile opportunity based on the 75th percentile of the market data for total cash. Actual payout depends on performance against corporate and individual goals. Minimum Company performance needs to be met before a payout occurs.
Stock Options	Align management interests with those of shareholders, encourage retention and reward long-term Company performance.	Calculations are based on targets for each NEO determined by targeting the 50th percentile of the market data for total direct compensation. Stock option grants generally vest over 2 years and have a 5-year life.
Restricted Share Units (“RSUs”)	Align management interests with those of shareholders, encourage retention and reward long-term Company performance.	Calculations are based on targets for each NEO determined by targeting the 50th percentile of the market data for total direct compensation. RSU grants may vest over a period of 2 years.
Retirement Plans: RRSP (Canadian employees) and IRA (U.S. employees)	Provide retirement savings.	RRSP – Company matches 100% of the employee’s contribution up to 5% of base salary. IRA – Company matches 100% of the employee’s contribution up to 3% of base salary.
Health Plan Benefits	Provide security to employees and their dependents pertaining to health and welfare risks.	Coverage includes medical and dental benefits, short- and long-term disability insurance, life insurance and employee assistance plan.

Annual Compensation Decision-Making Process

Each year, the executive team establishes goals and initiatives for the upcoming year that include key priorities. The CEO presents these goals and initiatives to the Board for approval. Similarly, the CEO and the Chair of the Compensation Committee work together to establish goals for the CEO for the upcoming fiscal year and the CEO follows a process similar to the other NEOs.

The 2014 corporate goals include:

  operate a safe workplace;

  improve operational efficiency;

  execute exploration and technical drilling program;

  implement people and stakeholder strategy; and

  advance UKMP Projects.

Performance relative to these goals is reviewed at year-end and performance ratings are determined for the Company by the Board, for the CEO by the Compensation Committee and for each of the other NEOs by the CEO. These performance ratings are used in making decisions and calculations related to base salary increases, annual incentive payouts and stock-based grants.

The Board can exercise discretion in determining the appropriate performance rating for the Company and executive officers based on their evaluation of performance against goals set at the beginning of the year. The size of any payout or award is dependent on the performance rating as determined by the Board. The rating can be 0% to 150%.

The Compensation Committee makes a recommendation to the Board regarding the CEO’s base salary, annual incentive payout and stock-based grant. The Compensation Committee also reviews the performance and compensation recommendations for the NEOs by the CEO and makes the final determination regarding the same.

Base salary increases are effective January 1st of each year and annual incentive payments are usually paid out shortly after each performance cycle. The Company’s performance cycle is aligned with its fiscal year end. There were no base salary increases for fiscal year 2014.

The bar graph below illustrates how much of compensation is cash versus non-cash based on the salary guidepost for each NEO and his or her annual incentive and long-term incentive targets for 2014. The actual pay mix may vary depending on whether goals are met since performance factors are used in the calculation of annual incentive pay and long term incentive pay.

The Total Direct Compensation Pay Mix remains unchanged for 2014:

Consideration of Previous Advisory Vote on Executive Compensation

The Company conducted an advisory vote on executive compensation, commonly referred to as a “Say on Pay” proposal in 2013. The shareholders voted in favour of a non-binding resolution approving the compensation of the Company’s Named Executive Officers. The shareholders voted for the non-binding Shareholder vote on compensation of the Company’s NEOs to occur every three years. As such, the next non-binding Shareholder vote on compensation of the Company’s NEOs is expected to occur in 2016.

Risk Assessment of Compensation Policies and Practices

Annually, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs along with the approval mechanisms associated with each were evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:

  The Company’s compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including restricted share units and stock options.

  The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Compensation Committee in reviewing executive compensation and provides advice to the Committee on an as needed basis.

  The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payouts are based on a combination of financial metrics as well as qualitative and discretionary factors.

  Stock-based awards are all recommended by the Compensation Committee and approved by the Board.

  The Board approves the compensation for the President and CEO based upon a recommendation by the Compensation Committee comprised of all independent directors.

  A “Say on Pay” Proposal is put before the Shareholders every three years.

  The nature of the business in which the Company operates requires some level of risk taking to achieve reserves and development of mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviours directed towards increasing long term value while modifying and limiting incentives that promote excessive risk taking.

Based on this assessment, it was concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Peer Group

The Company retains a Compensation Consultant to assist the Compensation Committee in determining compensation levels for each of the three main components for the Company’s directors and NEOs. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies against a comparable peer group of mining companies using the publicly available filings of peer companies.

A compensation comparator group of mining companies has been developed using the following ideal criteria:

  exploration/development phase;
  significant potential asset (one or two);
  market cap up to $1 billion (most below $500 million);
  projects focused in North America (or low risk jurisdictions);
  mining (primarily copper focused); and
  an experienced full-time executive team.

The Company considers the above selection criteria to be relevant because the criteria reflect the types of companies and the market in which the Company primarily competes for talent. In 2013, International Tower Hill Mines Ltd, Queenston Mining Inc. and Torex Gold Resources Inc. were removed from the peer group as they no longer met the criteria, and Polymet Mining Corp. was added to the peer group as it more accurately reflected the criteria.

Based upon considerations of company size, stage of development and operating jurisdictions, the following peer comparators were selected:

Alexco Resource Corp.	Nevada Copper Corp.
Augusta Resource Corp.	NGEx Resources Inc.
Avalon Rare Metals Inc.	Paramount Gold and Silver Corp.
Colossus Minerals Inc.	Polymet Mining Corp.
Copper Mountain Mining Corp.	Romarco Minerals Inc.
Duluth Metals Limited	Sabina Gold and Silver Corp.
Mercator Minerals Ltd.	Victoria Gold Corp.

(collectively, the “Peer Group”)

Compensation Elements

After compiling information based on salaries, bonuses and other types of cash and equity based compensation programs obtained from the public disclosure records of the Peer Group, the Compensation Consultant reported its findings to the Compensation Committee and made recommendations to the Compensation Committee regarding compensation targets for directors and NEOs.

The Compensation Committee has left the following compensation targets for the Company’s NEOs unchanged from the 2013 fiscal year which are as follows:

  CEO

  Base Salary – 62.5th percentile of Peer Group

  Annual Incentive Target – 70% of base salary

  Long Term Incentive Target– 160% of base salary

  VP & CFO and Senior VP, Exploration

  Base Salary – 62.5th percentile of Peer Group

  Annual Incentive Target – 50% of base salary

  Long Term Incentive Target – 100% of base salary

Base Salary

Salaries for executive officers are determined by evaluating the responsibilities inherent in the position held and the individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at other Peer Group companies. The Compensation Committee refers to market information provided by the Compensation Consultant.

The Compensation Consultant matched the executive officers to those individuals performing similar functions at the Peer Group companies. The Company targeted the 62.5 th percentile of this market data to determine the salary bands for the NEOs.

As a result of the compensation review conducted in 2013, the Compensation Committee has recommended leaving the current salary bands unchanged for 2014.

The Company targets base salaries above the median to assist in attracting and retaining the key people that the Company needs to be successful.

The Company will conduct a Peer Group review of its NEOs annually. For the Company’s other officers, the PriceWaterhouseCoopers Mining Industry Salary Surveys were used as the source of compensation data.

When determining actual base salary increases for the NEOs, the CEO and Compensation Committee look at the targets or guideposts for the salary bands (currently the 62.5th percentile of the market data) and determine increases based on each NEO’s performance. Individual performance is evaluated based on goals and initiatives set at the beginning of the year. The CEO determines a salary increase budget for each year based on market data from consulting companies and considering the Company’s financial resources. Using this budget and taking into account individual performance and the individual’s position in his or her salary band, the CEO may recommend an increase for one or all NEOs. The Compensation Committee makes a recommendation for the CEO’s base salary increase, also taking into account the budget set and the CEO’s individual performance.

If the NEO is fully competent in his or her position, the NEO will be paid between 95% to 105% of the guidepost. Developing NEOs would be paid between 80% to 94% of the guidepost and NEOs who consistently perform above expectation can be paid between 106% to 120% of the guidepost.

NEO’s Base Salary Compared to Salary Band Guideposts

Name	2014 Base Salary Compared to Salary Band Guidepost	Reason
Rick Van Nieuwenhuyse	Above: 108% of guidepost

The NEO’s base salary is above the salary range guidepost for his role and level due to his past and current performance, specifically with his knowledge of Alaska, his geological experience in the Ambler mining district and his long term relationships with NANA Regional Corp and the governmental bodies within the State of Alaska.

Name	2014 Base Salary Compared to Salary Band Guidepost	Reason
Elaine Sanders	Above: 117% of guidepost

The NEO’s base salary is above the salary range guidepost for her role and level due to her past and current performance, with consideration of retaining her past experience and knowledge of the UKMP Projects with the spin-out of the Company.

Joseph Piekenbrock	Above: 112% of guidepost

The NEO’s base salary is above the salary range guidepost for his role and level due to his past and current performance, with consideration of retaining his past experience and knowledge of the UKMP Projects with the spin-out of the Company.

Base Salary Increases for 2014

The Compensation Committee did not approve base salary increases for 2014:

Name	Title	2013 Base Salary(1)	2014 Base Salary	% Change
Rick Van Nieuwenhuyse	President & CEO	C$400,000	C$400,000	0%
Elaine Sanders	VP & CFO	C$299,600	C$299,600	0%
Joseph Piekenbrock	Senior VP, Exploration	US$285,000	US$285,000	0%

(1)	Base salaries for Ms. Sanders and Mr. Piekenbrock in 2013 were carried over from NOVAGOLD in 2012 as part of their transition agreements with NOVAGOLD and NovaCopper.

Annual Incentive Plan

At the end of each fiscal year, the Compensation Committee reviews actual performance against the objectives set by the Company and the NEOs for such fiscal year. The assessment of whether the Company’s objectives for the year have been met includes, but is not limited to, considering the quality and measured progress of the Company’s exploration projects, raising of capital, corporate alliances and similar achievements.

The Company considers the 75th percentile for annual incentive targets for NEOs.

The annual incentive formula is as follows:

[(Corporate performance) + (Individual performance)] x target % x base salary = payout

A minimum corporate performance needs to be met prior to any payout.

Annual Incentive Payout for 2013

Actual incentive awards for 2013 were based on performance relative to goals and initiatives set for 2013. Performance is measured in two areas: corporate and individual. Performance ratings for each area range from 0% to 150%.

Discussions around corporate goals for the following year are started during a strategy session held in the fall of the preceding year. All executive officers and some managers are involved in the strategy session. During the session, goals and initiatives are set in three areas: Operational Excellence, People & Partnerships and Generating Value.

These corporate goals and initiatives are approved by the Board. Individual goals and initiatives flow from the corporate goals and initiatives to ensure that everyone’s efforts are linked to the success of the Company.

The Company also focuses on setting goals and initiatives around its core values which include safety, respect for people and nature, community, integrity, teamwork, communication, and ownership.

The following table outlines the results of the annual incentive calculation for 2013:

Name	Annual Incentive Target	2013 Annual Incentive Payout ($) (1)	2013 Corporate Weighting/Rating	2013 Individual Weighting/Rating
Rick Van Nieuwenhuyse	70%	278,127	80% / 100%	20% / 110%
Elaine Sanders	50%	150,986	65% / 100%	35% / 110%
Joseph Piekenbrock	50%	142,110	65% / 100%	35% / 100%

(1)

Annual incentive bonuses were approved by the Board; however the annual incentive payment will be deferred until the completion of a future debt or equity financing for an amount in excess of $10 million or such earlier date as may be determined by the Compensation Committee. The payment may be made in cash or in shares and will be determined by the Board upon the recommendation of the Compensation Committee at the time of payment.

Mr. Van Nieuwenhuyse’s annual bonus was approved in recognition of his leadership skills and personal performance, as well as the significant contributions he made to the Company in 2013. Specifically, his leadership led to forming a long term development strategy for the Ambler mining district and working with the State of Alaska to advance the Ambler Mining District Industrial Access Road.

Ms. Sanders’s annual bonus was approved in recognition of her leadership of the finance team. Specifically, she is recognized for her efforts with respect to overseeing all aspects of the Company’s regulatory compliance and developing a long term financing strategy for the Company.

Mr. Piekenbrock’s annual bonus was approved in recognition of his leadership of the Company’s exploration initiatives. Due in part to his effort and the efforts of his team, the Company had excellent exploration drilling results, improved operational efficiencies at its Upper Kobuk Mineral Projects, and completed a successful NI 43-101 compliant PEA for an open pit scenario at Arctic.

Stock-Based Incentive Plans

Stock-based grants are generally awarded to executive officers at the commencement of their employment and periodically thereafter. For annual grants, stock options and/or RSUs are granted based on a target percentage of base salary for each NEO. The purpose of granting stock options and/or RSUs is to assist the Company in compensating, attracting, retaining and motivating directors, officers, employees and consultants of the Company and to closely align the personal interests of such persons to that of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing shareholder value.

The Company targeted the 50th percentile of the total direct compensation data provided by the Compensation Consultant for the NEOs. Based on the results of the 2013 compensation review, no changes are being made to the stock based compensation targets for 2014. The Company uses two different plans for stock-based grants for its executive officers, the Equity Incentive Plan and the RSU Plan (each, as defined below). The percentage of stock options versus RSUs granted is determined by the Compensation Committee for each grant. The Company’s equity incentive plan was adopted on February 27, 2012 (the “Stock Option Plan”) and is for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company. Stock options granted to the NEOs pursuant to the Equity Incentive Plan as at the date hereof each have a five-year life and vest over two years: 2/3 on the first anniversary of the grant and 1/3 on the second anniversary of the grant date. The Company’s Restricted Share Unit plan was adopted on November 29, 2012 (the “RSU Plan”) and is for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company.

Stock-Based Grants in 2013

The Compensation Committee has approved the grant of a total of 800,000 RSUs to Mr. Van Nieuwenhuyse, Ms. Sanders and Mr. Piekenbrock which vest over two years, 1/3 on the six month anniversary of the grant, 1/3 on the first anniversary of the grant, and 1/3 on the second anniversary of the grant. A total of 800,000 RSUs were granted to the NEOs in 2013, which represent approximately 1.5% of the total Common Shares issued and outstanding. No stock options were granted to NEOs in 2013.

The following table outlines details of the 2013 RSU grant:

Name	Long-term Incentive Target	Restricted Stock Unit Grant #
Rick Van Nieuwenhuyse	160%	400,000
Elaine Sanders	100%	200,000
Joseph Piekenbrock	100%	200,000

Stock-Based Grants Returned in 2013

In order to create a more sustainable compensation strategy, the Compensation Committee and the Board implemented a program whereby employees, executives and directors voluntarily returned all stock option grants with an exercise price of CAD$3.11. The returned stock options will allow the Company to retain and incentivize employees, executives and directors in the future. All previously granted stock options with an exercise price of CAD$3.11 which total 5,710,000 stock options were voluntarily returned effective November 22, 2013.

Retirement Plans

The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement. The Company has an RRSP plan for Canadian employees whereby employees are able to contribute up to 5% of their base salary and receive a 100% Company match. The Company has an IRA plan for U.S. employees whereby employees are able to contribute up to 3% of their base salary and receive a 100% Company match.

Benefits

The Company’s benefit programs provide employees with health and wellness benefits. The programs consist of health and dental benefits, life insurance, disability insurance, accidental death and dismemberment insurance, and an employee assistance plan. The only benefit that NEOs receive beyond those provided to other employees is eligibility for a paid bi-annual executive physical.

Performance Graph

The following graph depicts the Company’s cumulative total Shareholder returns since becoming a listed issuer on April 25, 2012 assuming a $100 investment in Common Shares on the TSX, compared to an equal investment in the S&P/TSX Composite Index, S&P/TSX Global Base Metals Index and the S&P/TSX Venture Composite Index. The Company does not currently issue dividends. The Common Share performance as set out in the graph is not indicative of future price performance.

The below chart depicts the cumulative total Shareholder returns during the fiscal year ended November 30, 2013 of a $100 investment at the time the Company became a listed issuer on the TSX.

Year	February 28, 2013	May 31, 2013	August 31, 2013	November 30, 2013
Value based on $100 invested in NovaCopper on the TSX	$82	$77	$83	$88
Value based on $100 invested in S&P/TSX Composite	$111	$110	$110	$116
Value based on $100 invested in S&P/TSX Global Base Metals Index (USD)	$109	$101	$94	$100
Value based on $100 invested in S&P/TSX Venture Composite	$88	$75	$73	$72

The Company successfully listed on the TSX and NYSE-MKT in April 2012. Total shareholder returns since the Company’s listing on the TSX have been negative; however have outperformed the S&P/TSX Venture Composite over the same time period. NovaCopper’s total shareholder returns increased 5% during the fiscal year ended November 30, 2013. The Company achieved all of its goals and objectives in 2013. The Compensation Committee approved an annual incentive payout for 2013 based on the actual performance of the Company. No long term incentive grant has yet been provided for 2014.

Compensation Governance

The Compensation Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to:

  ensuring that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of senior executives including the annual receipt of the CEO’s current recommendation;

  developing and maintaining a position description for the CEO and assessing the performance of the CEO against the CEO’s position description, goals and objectives;

  reviewing and recommending for approval by the Board, the annual salary, bonus and other benefits, direct and indirect, including targets tied to corporate goals and objectives, of the CEO;

  reviewing and recommending to the Board the frequency with which the Company will conduct a shareholder advisory vote on executive compensation and to review the results of any votes on executive compensation and consider recommendations and changes to the Company’s compensation policies;

  making recommendations to the Board on compensation policies and guidelines for the Company and overseeing the implementation and administration of compensation policies and programs concerning executive compensation, contracts, stock plans or other incentive plans and proposed personnel changes involving officers reporting to the CEO;

  approving compensation, incentive plans and equity-based plans for all other key employees; and

  reviewing the adequacy and form of the compensation of directors.

The Terms of Reference of the Compensation Committee is available at www.novacopper.com. More information regarding the responsibilities and operations of the Compensation Committee and the process by which compensation is determined is discussed elsewhere in this “Report on Executive Compensation” and below under the heading “Directors’ Compensation”.

For the year ended November 30, 2013, the Compensation Committee consisted of three independent directors: Mr. Giardini, Mr. Madhavpeddi and Ms. Stairs. Mr. Giardini is the Chair of the Compensation Committee. All members of the Compensation Committee are non-executive directors of the Company.

Tony Giardini, CA and CPA, is the Chief Financial Officer at Kinross Gold Corporation and was formerly the Chief Financial Officer at Ivanhoe Mines Ltd. (“Ivanhoe”). In his role at Ivanhoe, Mr. Giardini also worked with a compensation consultant to assist with director and executive compensation reviews.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee has engaged the Compensation Consultant, Roger Gurr & Associates, to provide specific support to the Compensation Committee in determining compensation for the Company’s officers and directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support has also consisted of (i) the provision of general market observations throughout the year with respect to market trends and issues; (ii) the provision of benchmark market data; and (iii) attendance at a Compensation Committee meeting to review market trends and issues and market analysis findings. Decisions made by the Compensation Committee, however, are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant. In addition to this mandate, the Compensation Consultant provides general employee compensation consulting services to the Company, however these services are limited in size and scope and are significantly lesser value than those provided related to executive and director compensation.

The Compensation Committee Chair pre-approves the Statement of Work provided by the Compensation Consultant prior to the start of the annual executive and Director Compensation Reviews or any other project that needs to be completed. The Statement of Work confirms the work that the Compensation Consultant is asked to complete and their fees. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that the Compensation Consultant’s work for the Compensation Committee does not raise any conflict of interest.

The fees paid to the Compensation Consultant for the services provided during the fiscal year 2013 were C$3,150. In 2013, the Company completed an internal compensation review and the Compensation Consultant, Roger Gurr & Associates reviewed and signed off on the compensation review.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs to address many issues important in the employer-employee relationship including:

  term of employment;

  amount of compensation and benefits such as vacation or health plan;

  the duties, tasks and responsibilities expected of the employee;

  termination provisions including in the event of a change of control;

  confidentiality of information to prevent employees from disclosing to others any confidential information after employment ends;

  non-solicitation restrictions to prevent the employee from attempting to solicit other employees; and

  any other issues specific to the employment situation.

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse was employed by the Company as President and Chief Executive Officer effective January 9, 2012. For the fiscal year ended November 30, 2013, Mr. Van Nieuwenhuyse was entitled to an annual salary of C$400,000.

Pursuant to the terms of his employment contract, Mr. Van Nieuwenhuyse receives an annual base salary of C$400,000, which is reviewed annually by the Compensation Committee in consultation with Mr. Van Nieuwenhuyse and may be adjusted for the next year based on his performance and the performance of the Company, provided, however, that in no event shall the salary be less than the salary payable in the previous fiscal year. Pursuant to his employment contract, the grant of any annual incentive payments would be at the sole discretion of the Company’s Board.

Mr. Van Nieuwenhuyse also received an annual car allowance in the amount of C$14,976 and a monthly amount of C$317 in lieu of a life insurance policy.

Elaine Sanders and Joseph Piekenbrock

Pursuant to an employment contract with the Company effective November 13, 2013, Ms. Sanders is employed by the Company as Vice President and Chief Financial Officer. For the fiscal year ended November 30, 2013, Ms. Sanders was entitled to an annual salary of C$299,600.

Pursuant to an employment contract with the Company effective May 1, 2012, Mr. Piekenbrock is employed with the Company as Senior Vice President, Exploration. For the fiscal year ended November 30, 2013, Mr. Piekenbrock was entitled to an annual salary of US$285,000.

Termination of Employment or Change of Control

The following termination clauses are in effect under all of the NEOs employment contracts.

In the event of a change of control of the Company, the Company shall continue to employ the NEOs and the NEOs shall continue to serve the Company in the same capacity and each shall have the same authority, responsibilities and status that each had immediately prior to the change of control, subject to the Company’s right to terminate the NEOs’ employment upon payment of severance.

Notwithstanding the foregoing, if within the 12 month period immediately following a change in control, an NEO advises the Company in writing within 90 days of the date the NEO becomes aware of certain changes to the terms of employment after a change of control (and the Company has not cured the condition within 30 days from receipt of such notice), the NEO’s employment with the Company will be deemed to be terminated. Deemed termination upon a change of control has occurred if (i) there is a material change (other than a promotion) in the NEO’s position, duties, responsibilities, title or office in effect immediately prior to any change of control; (ii) a material reduction in the NEO’s base salary in effect immediately prior to any change of control; or (iii) any material breach by the Company of any material provision of the employment agreement.

If an NEO’s employment with the Company is deemed to be terminated, the Company is required to pay such NEO (i) a lump sum payment equal to the NEO’s annual base salary plus such NEO’s annual incentive target for the fiscal year pursuant to the Company’s annual incentive program, multiplied by two, if such termination occurs prior to the first anniversary of the NEO’s employment agreement; or (ii) a lump sum payment equal to the NEO’s annual base salary at the time of termination plus such NEO’s annual incentive earned in the previous fiscal year pursuant to the Company’s annual incentive program, multiplied by two, if such termination occurs following the first anniversary of the NEO’s employment agreement (the “Severance Payment”).

A change of control means any of the following:

  at least 50% in fair market value of all the assets of the Company are sold;

  a direct or indirect acquisition by a person or group of persons of the voting shares of the Company constitutes 40% or more of the outstanding voting shares of the Company;

  a majority of the then-incumbent Board of Directors’ nominees for election to the Board of the Company are not elected at any annual or special meeting of the shareholders; or

  the Company is merged, consolidated or reorganized into or with another entity and as a result of such business combination, more than 40% of the voting shares of such body immediately after such transaction are beneficially held in aggregate by a person or corporate body that beneficially held less than 40% of the voting shares of the Company immediately prior to such transaction.

If the employment contract is terminated by the NEO upon a material breach by the Company, or terminated by the Company for reasons other than just cause, death, or extended inability to perform the NEO’s duties under the employment agreement, the Company is obliged to pay to such NEO the Severance Payment. An estimate of Severance Payment for each of the NEOs based on current salary and prior year’s earned annual incentive are C$1,369,640 for Rick Van Nieuwenhuyse, C$908,440 for Elaine Sanders and US$854,220 for Joe Piekenbrock.

The Company is also required to maintain group insurance benefits for Mr. Van Nieuwenhuyse and Ms. Sander for a period of 12 months after termination in the circumstance described above or pay to the executive an amount equal to the present value of the Company’s cost of providing such benefits. Additionally, the Company will be obligated to pay Mr. Piekenbrock a lump sum payment equal to the Company’s cost of providing group life and long term disability insurance coverage for a period of 12 months.

If the employment agreement is terminated as a result of the NEO’s permanent or extended inability to perform the NEO’s duties under the employment agreement, the Company is obligated to pay an amount equal to all accrued and unpaid salary as of the date of termination and a lump sum payment equal to the NEO’s annual salary at the time of termination.

Other than as set out above, there are no other termination clauses or change of control benefits in the employment agreements, or any other contract, agreement, plan or arrangement entered into with the NEO.

The contracts of each of the NEOs continue indefinitely, unless and until terminated in accordance with the terms of their employment agreements.

Summary Compensation Table

The summary compensation table below sets out NEO compensation information including annual salary, incentive bonuses and all other compensation earned during the fiscal year ended November 30, 2013. Amounts have been converted to US dollars using the average exchange rate during the fiscal year ended November 30, 2013 of CAD$1.00 = $0.9765 US dollars.

Named Executive Officer Principal Position	Year	Salary $	Bonus $	Stock Awards (1) $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Rick Van Nieuwenhuyse, President and Executive Officer (2)	2013 2012	390,600 349,222	278,127 349,222	754,283 6,677,516	- -	- -	30,785 37,551	1,453,795 7,413,511
Elaine Sanders, Vice President and Chief Financial Officer (3)	2013 2012	292,559 74,983	150,986 58,739	377,142 600,064	- -	- -	12,849 623	833,536 734,409
Joseph Piekenbrock, Vice President Exploration (4)	2013 2012	283,333 152,508	142,110 118,850	377,142 825,798	- -	- -	- -	802,585 1,097,155

(1)

Amounts in respect of stock awards are based on the fair value of the grants as at the grant date. Option-based awards are valued using the Black-Scholes valuation model. Stock awards granted during the year ended November 30, 2013 include vested and unvested amounts.

(2)

Vested at November 30, 2013 for Mr. Van Nieuwenhuyse: $nil of option-based awards and $238,786 of stock-based awards. Other compensation for Mr. Van Nieuwenhuyse includes $12,444 of matching contributions to Mr. Van Nieuwenhuyse’s registered retirement savings plan and $18,341 of other allowances including car allowance and amounts in lieu for life insurance premiums. Amounts for Mr. Van Nieuwenhuyse for the year ended November 30, 2012 are from his date of employment of January 9, 2012.

(3)

Vested at November 30, 2013 for Ms. Sanders: $nil of option-based awards and $119,392 of stock-based awards. Other compensation for Ms. Sanders includes $12,849 of matching contributions to Ms. Sanders’s registered retirement savings plan. Amounts for Ms. Sanders include amounts charged by NOVAGOLD for services provided by Ms. Sanders as an officer of the Company from May 1 – November 12, 2012, and amounts from her employment date of November 13, 2012 for the year ended November 30, 2012.

(4)

Vested at November 30, 2013 for Mr. Piekenbrock: $nil of option-based awards and $118,154 of stock-based awards. Amounts for Mr. Piekenbrock are from his date of employment of May 1, 2012 for the year ended November 30, 2012.

To calculate stock awards, the dollar value to be delivered to each NEO is calculated based on the targets approved for each NEO role as well as the performance of the individual and Company. The Black-Scholes option valuation model is used because it provides a fair value widely accepted by the business community and is regarded as one of the best ways of determining fair prices of options. The fair value based on the Company’s historical stock prices to determine the stock’s volatility, the expected life of the option which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise and the vesting period of the grant.

Incentive Plan Awards

2013 Grants of Plan-Based Awards

No stock option awards were re-priced during 2013. The number of stock options outstanding includes vested and unvested awards.

In order to create a more sustainable compensation strategy, the Compensation Committee and the Board implemented a program whereby Employees, Executives and Directors returned all stock option grants with an exercise price of CAD$3.11. The returned stock options will allow the Company to retain and incentivize Employees, Executives and Directors.

The following table provides information related to grants of plan-based awards to our NEOs in respect of the 2013 fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards C$/Sh	Grant Date Fair Value of Stock and Option Awards $
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Rick Van Nieuwenhuyse	12/05/2012	-	-	-	-	-	-	400,000	-	-	754,283
Elaine Sanders	12/05/2012	-	-	-	-	-	-	200,000	-	-	377,142
Joseph Piekenbrock	12/05/2012	-	-	-	-	-	-	200,000	-	-	377,142

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information related to the outstanding stock option awards and stock awards held by each of our NEOs at November 30, 2013.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price C$	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested #	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rick Van Nieuwenhuyse	-	-	-	-	-	266,667(1)	528,361	266,667(1)	528,361
Elaine Sanders	-	-	-	-	-	133,334(1)	264,181	133,334(1)	264,181
Joseph Piekenbrock	-	-	-	-	-	133,334(1)	264,181	133,334(1)	264,181

(1)	Vesting one-half on December 5, 2013 and one-half on December 5, 2014.

2013 Option Exercises and Stock Vested

The following table provides information regarding stock that vested and stock options that were exercised by our NEOs during 2013. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of vested RSUs by the market value of the underlying shares on the vesting date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Rick Van Nieuwenhuyse	Nil	Nil	60,000	236,309
Elaine Sanders	Nil	Nil	30,000	118,154
Joseph Piekenbrock	Nil	Nil	30,000	118,154

Nonqualified Deferred Compensation

The Company has no plans that provide for deferred compensation to its executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis included herein. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2013 and the Company's 2014 Circular.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Tony Giardini
Kalidas Madhavpeddi
Janice Stairs

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted a Stock Option Plan, a RSU Plan and a DSU Plan. The intent of these equity plans are to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executives and directors, and to preserve cash where possible. The Company feels that Deferred Share Units (“DSUs”) align directors’ interests to Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executives and directors with the long term interests of Shareholders.

Equity Compensation Plan Information as of November 30, 2013

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,770,005	0.17	6,189,993
NOVAGOLD Equity compensation plans approved by security holders(1)	1,709,503	4.08	nil
	3,479,508	2.09	6,189,993
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,479,508	2.09	6,189,993

(1) Holders of NOVAGOLD equity compensation plans received one option or right to receive a share in NovaCopper for every six options or rights held in NOVAGOLD upon the spin-out of NovaCopper on April 30, 2012 by way of a Plan of Arrangement. The exercise price of the options in NovaCopper was determined based on the relative fair values of NovaCopper and NOVAGOLD based on the volume weighted-average trading prices on the Toronto Stock Exchange for the five trading days commencing on the sixth trading day following April 30, 2012. All other terms remained the same.

Equity Incentive Plan Information

The Company currently grants equity under the Stock Option Plan for the benefit of the officers, directors, employees and consultants of the Company or any subsidiary company. The purpose of the Stock Option Plan is to attract, retain and motivate eligible persons and to align the interests of such persons with those of the Company’s shareholders through the incentive inherent in share ownership and by providing them an opportunity to participate in the Company’s future performance through awards of options and bonus shares.

The Company believes the Stock Option Plan will increase the Company’s ability to attract skilled individuals by providing them with the opportunity, through the exercise of stock options and the issuance of bonus shares to benefit from the anticipated growth of the Company. The Board has the authority to determine the directors, officers, employees and consultants to whom options or bonus shares will be granted, the number of options or bonus shares to be granted to each person and the price at which Common Shares may be purchased, subject to the terms and conditions set forth in the Equity Incentive Plan.

The following table sets out information concerning the number and price of securities to be issued under the Stock Option Plan to employees and other service providers.

	Stock Option Plan	RSU Plan	DSU Plan
As at November 30, 2013 (most recently completed fiscal year)
Maximum number of Common Shares reserved for issuance	5,306,666	1,592,000	1,061,333
Percent of Common Shares outstanding (approximate)	10.0%	3.0%	2.0%
Number of Common Shares issuable upon exercise or vesting of option or right	168,332	851,673	750,000
Percent of Common Shares outstanding (approximate)	0.32%	1.60%	1.41%
Weighted average exercise price	$1.79	N/A	N/A
Number of Common Shares available for future issuance	5,138,334	740,327	311,333
Plan Features
Maximum number of Common Shares authorized for issuance to any one insider or such insider’s associate under each plan within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under each plan	5% of the total Common Shares outstanding
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
Maximum number of Common Shares issued to insiders under all share compensation arrangements of the Company	5% of the total Common Shares outstanding
As at March 24, 2014
Maximum number of Common Shares reserved for issuance	5,362,924	1,608,877	1,072,584
Percent of Common Shares outstanding (approximate)	10.0%	3.0%	2.0%
Number of Common Shares issuable upon exercise or vesting of option or right	155,000	425,840	675,000
Percent of Common Shares outstanding (approximate)	0.29%	0.79%	1.26%
Weighted average exercise price	$1.67	N/A	N/A
Number of Common Shares remaining available for future issuances	5,207,924	1,183,037	397,584

During the year ended November 30, 2013, upon recommendation of the Compensation Committee, 800,000 RSUs were granted to NEOs as consideration for their services to the Company as follows:

  200,000 RSUs were granted to Elaine Sanders and Joseph Piekenbrock each subject to a vesting schedule whereby one-third vests on the six-month anniversary of the grant date, one-third vests on the first-year anniversary of the grant date, and one-third vests on the second-year anniversary of the grant date.

  400,000 RSUs were granted to Rick Van Nieuwenhuyse subject to a vesting schedule whereby one-third vests on the six-month anniversary of the grant date, one-third vests on the first-year anniversary of the grant date, and one-third vests on the second-year anniversary of the grant date.

In addition, 75,000 DSUs were granted to each non-executive director for a total of 750,000 DSUs to the directors. These DSUs were all fully vested on the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership or control and direction, direct or indirect, of our Common Shares as of March 24, 2014 by:

  our NEOs;

  our directors and nominees;

  all of our executive officers and directors as a group; and

  each person who is known by us to beneficially own more than 5% of our issued and outstanding Common Shares.

Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. Our directors and executive officers do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature(1)	Percentage of Class(2)
Rick Van Nieuwenhuyse	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	1,143,221(6)	2.12%
Elaine Sanders	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	298,739(7)	*
Joseph Piekenbrock	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	330,692(8)	*
Thomas Kaplan	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	14,124,203(4)(5)	26.3%
Tony Giardini	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	8,048	*
Terry Krepiakevich	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	-	*
Gregory Lang	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	117,139(9)	*
Igor Levental	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	58,165(10)	*
Kalidas Madhavpeddi	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	78,958(11)	*
Gerald McConnell	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	88,608(12)	*
Clynton Nauman	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	118,218(13)	*
Janice Stairs	Suite 1950, 777 Dunsmuir Street Vancouver, British Columbia Canada, V7Y 1K4	10,000	*
All directors and executive officers as a group		16,375,991	30.0%
Electrum Strategic Resources L.P.	535 Madison Avenue, 12th Floor New York, NY 10022	14,094,912(3)	26.3%
Paulson & Co. Inc.	1251 Avenue of the Americas, 50th Floor, New York, NY 10020	5,921,709	11.0%
Baupost Group, L.L.C.	10 St. James Ave, Suite 1700 Boston, MA 02116	5,005,298	9.3%

(1)

Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities owned by him or her (or certain persons whose ownership is attributed to him or her) or securities that can be acquired by him or her within 60 days, including upon the exercise of options, warrants or convertible securities.

(2)

Based on 53,629,245 Common Shares issued and outstanding as of March 24, 2014, plus any common shares deemed to be beneficially owned pursuant to options that are exercisable within 60 days from March 24, 2014.

(3)

Includes 833,333 common shares held directly by GRAT Holdings LLC (“GRAT Holdings”) and 13,261,579 common shares held directly by Electrum. GRAT Holdings has sole voting and investment power with respect to the 833,333 common shares it holds directly. Each of GRAT Holdings, Electrum, Leopard Holdings LLC ("Leopard"), Electrum Global Holdings L.P. (“Global Holdings”), TEG Global GP Ltd (“TEG Global”) and The Electrum Group LLC (“Electrum Group”) may be deemed to share the power to vote and dispose of the 13,261,579 common shares held directly by Electrum and, accordingly, each such entity may be deemed to beneficially own such shares. Global Holdings owns all of the limited partnership interests of Electrum and all of the equity interests of the general partner of Electrum. TEG Global is the sole general partner of, and Electrum Group is the investment adviser to, Global Holdings. Electrum Group possesses voting and investment discretion with respect to assets of Global Holdings, including indirect investment discretion with respect to the common shares held by Electrum. GRAT Holdings, which owns all of the equity interests of Leopard, may be deemed to share voting and investment power with respect to shares held by Electrum by virtue of its indirect ownership (through Leopard) of equity of Global Holdings, TEG Global and Electrum Group. The Investment Committee of GRAT Holdings, which consists of three members, exercises voting and investment decisions on behalf of GRAT Holdings, including decisions on behalf of GRAT Holdings with respect to the securities reported herein. Electrum, Leopard, Global Holdings, TEG Global and Electrum Group have disclaimed beneficial ownership of the common shares held by GRAT Holdings for purposes of Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended. Dr. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also Chairman and Chief Investment Officer of Electrum Group, and therefore may be deemed to share the power to vote and dispose of the 13,261,579 common shares held directly by Electrum.

(4)

Includes 14,094,912 Common Shares all held by Electrum Strategic Resources L.P. and its affiliate GRAT Holdings LLC. Dr. Thomas Kaplan, Chairman of the Board of Directors of the Company, is also chairman and chief investment officer of Electrum Group, and therefore may be deemed to share the power to vote and dispose of the 13,261,579 common shares held directly by Electrum.

(5)	Includes 29,291 Common Shares underlying options exercisable within 60 days of March 24, 2014.
(6)	Includes 379,106 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(7)	Includes 82,103 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(8)	Includes 90,167 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(9)	Includes 83,333 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(10)	Includes 57,999 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(11)	Includes 74,665 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(12)	Includes 82,999 Common Shares underlying options exercisable within 60 days from March 24, 2014.
(13)	Includes 82,999 Common Shares underlying options exercisable within 60 days from March 24, 2014.

*	Percentage of Common Shares beneficially owned or over which control or direction is exercised, directly or indirectly, is less than 1%.

As of March 24, 2014, we had approximately 1,509 registered holders of Common Shares.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our Company.

DIRECTOR COMPENSATION

Non-executive directors each receive an annual retainer of $24,000 in cash. The cash retainer is paid quarterly in arrears. In addition, the Chair of the Audit Committee receives $10,000 and the Chairs of the Compensation and Governance, Corporate Communications and EHST Committees of the Board each receive $5,000 annually and the Board Chair receives $16,000 annually, all paid on a quarterly basis. Non-executive directors receive a meeting fee of $1,000 in cash for each meeting attended. Each director and officer is entitled to participate in any security-based compensation arrangement or other plan adopted by the Company from time to time with the approval of the Company’s Board. The directors and officers are reimbursed for expenses incurred on the Company’s behalf. Executive officers who are also directors do not collect Board fees. Board members are eligible to participate in the Equity Incentive, RSU and DSU Plans. No additional fees are paid to directors. Director compensation is subject to review and possible change on an annual basis.

Each non-executive director was granted 75,000 DSUs in 2013. These DSUs cannot be redeemed until retirement.

The Compensation Committee periodically reviews the adequacy and form of the compensation of directors and ensures that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and reports and makes recommendations to the Board accordingly.

Director Compensation Table

The summary compensation table below sets out the compensation provided to the Company’s non-executive directors for the fiscal year ended November 30, 2013.

Name	Fees Earned or Paid in Cash(1) $	Stock Awards(2) $	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation $	Total $
Thomas Kaplan	40,000	141,428	-	-	-	-	181,428
Tony Giardini	29,000	141,428	-	-	-	-	170,428
Terry Krepiakevich	34,000	141,428	-	-	-	-	175,428
Gregory Lang	24,000	141,428	-	-	-	-	165,428
Igor Levental	29,000	141,428	-	-	-	-	170,428
Kalidas Madhavpeddi	24,000	141,428	-	-	-	-	165,428
Gerald McConnell	29,000	141,428	-	-	-	-	170,428
Clynton Nauman	24,000	141,428	-	-	-	-	165,428
Walter Segsworth	29,000	141,428	-	-	-	-	170,428
Janice Stairs	24,000	141,428	-	-	-	-	165,428

(1)	Meeting fees earned during the fiscal year ended November 30, 2013 have been accrued but not paid to directors.
(2)	The 2013 DSU grants for directors are 100% vested on grant date, but payable on retirement. The value of the amounts in respect of stock-based awards is based upon the fair value at time of grant.

DSU Plan for Directors

The DSU Plan has been established by the Company to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board.

In an effort to preserve cash and to build share ownership, in October 2013, the Board approved the implementation of giving Directors the opportunity to elect to receive in DSUs 50% of their annual retainer by completing and delivering a written election to the Company on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made. Such election will be effective with respect to compensation payable for calendar quarters beginning during the calendar year following the date of such election. Each director elected to receive in DSUs 50% of their annual retainer.

Directors are not eligible to redeem the DSUs until they retire from the Company. This plan was approved by the Board on November 29, 2012.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets out information concerning all option-based and share-based awards outstanding for each director (excluding NEOs) as of November 30, 2013 including awards granted before the most recently completed financial year.

Name	Grant Date	Option-Based Awards				Share-Based Awards
		Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the- money Options(1) $	Number of Shares or Units of Shares that have not Vested	Market or Payout Value of Shares or Units of Shares that have not Vested(2) $	Market or Payout Value of Vested Share- Based Awards not Paid Out or Distributed (2) $
Thomas Kaplan	12/05/2013	-	-	-	-	-	-	148,601
Tony Giardini	12/05/2013	-	-	-	-	-	-	148,601
Terry Krepiakevich	12/05/2013	-	-	-	-	-	-	148,601
Gregory Lang	12/05/2013	-	-	-	-	-	-	148,601
Igor Levental	12/05/2013	-	-	-	-	-	-	148,601
Kalidas Madhavpeddi	12/05/2013	-	-	-	-	-	-	148,601
Gerald McConnell	12/05/2013	-	-	-	-	-	-	148,601
Clynton Nauman	12/05/2013	-	-	-	-	-	-	148,601
Walter Segsworth(3)	12/05/2013	-	-	-	-	-	-	148,601
Janice Stairs	12/05/2013	-	-	-	-	-	-	148,601

(1)	Based on the price of the Company’s Common Shares on the TSX as of November 30, 2013 of C$2.10 less the option exercise price converted into US dollars at an exchange rate of 1 USD = 1.0599 CAD.
(2)	Based on the price of the Company’s Common Shares on the TSX as of November 30, 2013 of C$2.10 converted into US dollars at an exchange rate of 1 USD = 1.0599 CAD.
(3)	Mr. Segsworth retired from the Board on January 29, 2014, and as such, 75,661 DSUs were paid out upon his redemption.

Value Vested or Earned During the Year

The following table sets out information concerning the value of incentive plan awards – option-based and share-based awards as well as non-equity incentive plan compensation – vested or earned by each director (other than NEOs) during the financial year ended November 30, 2013.

Name	Option-Based Awards		Share-Based Awards		Non-equity Incentive Plan Compensation – Value Earned During the Year $
	Number of Securities Underlying Options Vested	Value Vested During the Year $	Number of Shares or Units of Shares Vested	Value Vested During the Year(1) $
Thomas Kaplan	-	-	75,000	141,428	-
Tony Giardini	-	-	75,000	141,428	-
Terry Krepiakevich	-	-	75,000	141,428	-
Gregory Lang	-	-	75,000	141,428	-
Igor Levental	-	-	75,000	141,428	-
Kalidas Madhavpeddi	-	-	75,000	141,428	-
Gerald McConnell	-	-	75,000	141,428	-
Clynton Nauman	-	-	75,000	141,428	-
Walter Segsworth	-	-	75,000	141,428	-
Janice Stairs	-	-	75,000	141,428	-

(1)	Amounts in respect of share-based awards are based upon the market value of the units at time of vesting based on the prevailing share price times the number of units vested.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of November 30, 2013, and the date of this circular, the aggregate indebtedness to the Company and its subsidiaries of all officers, directors, proposed directors and employees, and their respective associates and affiliates, and former officers, directors and employees of the Company or any of its subsidiaries was $nil.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, nor any proposed nominee for election as director, nor any associate or affiliate of such informed person or proposed nominee, has had any material interest, direct or indirect, in any transaction entered into by the Company since the beginning of the most recently completed fiscal year.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit and Corporate Governance and Nominations Committees, monitors changes in legal requirements and best practices.

Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and recommended by National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Board of Directors

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. The Board is currently comprised of 10 directors, a majority of which (7 of 10) are independent. Messrs. Krepiakevich, Giardini, Levental, Madhavpeddi, McConnell, Nauman, and Ms. Stairs are considered to be “independent” directors for the purposes of NI 58-101, under the applicable NYSE-MKT standards and SEC rules. Mr. Van Nieuwenhuyse is not independent as Mr. Van Nieuwenhuyse is an executive officer of the Company. Mr. Lang is not independent as Mr. Lang is an executive officer of NOVAGOLD which was the parent company of NovaCopper until April 30, 2012. Dr. Kaplan is not independent due to his relationship with our largest shareholder. The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every three months. Between the scheduled meetings, the Board meets as required. A total of 5 board meetings were held during the fiscal year ended November 30, 2013. All directors attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all subcommittees of the Board on which he/she served.

As Dr. Kaplan is the Chairman and Chief Investment Officer of the Electrum Group which manages the portfolio of investments of Electrum, the single largest shareholder of the Company, the Company has appointed Clynton Nauman as the lead director of the Company (the “Lead Director”). In such role, Mr. Nauman is primarily responsible for maintaining the independence of the Board and ensuring that the Board carries out its responsibilities.

The Company’s independent directors are expected to meet at least annually in executive session without the presence of non-dependent directors and management. Also, in order to facilitate open and candid discussion among independent directors, from time to time as circumstances dictate, the non-independent directors and any representatives of management in attendance at meetings of the Board are excused. During the fiscal year ended November 30, 2013, no executive sessions were held by the independent directors as no sessions were deemed necessary.

The Board members are not required to attend the annual meeting of Shareholders.

The Board has five subcommittees: Compensation Committee, Audit Committee, Corporate Governance and Nominations Committee, EHST Committee and Corporate Communications Committee.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) for the Company’s directors, officers and employees. A copy of the Code is available on the Company’s website at www.novacopper.com, on SEDAR at www.sedar.com, and may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular.

The Company has appointed the Company’s Chief Financial Officer to serve as the Company’s Ethics Officer to ensure adherence to the Code. Under the Code, directors, officers and employees will be required to disclose any actual or potential conflict of interest to the Company’s Ethics Officer or the Chair of the Audit Committee. Under the Code, no director, officer or employee shall:

  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

  competes with the Company;

  supplies products or services to the Company; or

  purchases products or services from the Company;

  have any financial interest, including significant stock ownership, which means 10% or more of the common stock, in any entity with which the Company does business that might create or give the appearance of a conflict of interest;

  seek or accept any personal loan or services from any entity with which the Company does business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business, if the demands of the outside business would interfere with the director’s, officer’s or employee’s responsibilities to the Company;

  accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

  conduct business on behalf of the Company with immediate family, which includes spouses, children, parents, siblings and persons sharing the same home, whether or not legal relatives.

The Code also describes how the Company is committed to honest and ethical conduct by all directors, officers, employees and other representatives, providing full, accurate, timely and understandable disclosure and compliance with all laws, rules and regulations.

The Company has also established a Whistle Blower Policy whereby the Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls or auditing matters to the Audit Committee. Monitoring of accounting, internal control and auditing matters, as well as violations of the law, the Code and other Company policies or directives, occurs through the reporting of complaints or concerns through an anonymous whistleblower hotline accessible by telephone, fax or internet.

Certain of the Company’s directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies. To the extent that such other companies may participate in business ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Board, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms and such director will not participate in negotiating and concluding terms of any proposed transaction. Any director or officer who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material or if required to do so by corporate or securities law.

The Company did not participate in any transaction in which any related person had a direct or indirect material interest during the past fiscal year.

The following directors currently serve on the following boards of directors of other public companies:

Name	Reporting Issuer
Dr. Thomas Kaplan	NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Terry Krepiakevich(1)	Alexco Resource Corp. (TSX, NYSE-MKT: AXR)
Kaizen Discovery (TSX-V: KZD)
Meryllion Resources Corporation (TSX-V:MYR)
Western Lithium USA Corporation (TSX: WLC)
St. Augustine Gold and Copper Limited (TSX: SAU)
Gregory Lang	NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG) Sunward Resources Ltd. (TSX: SWD)
Igor Levental	Gabriel Resources Ltd. (TSX: GBU) NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG) Sunward Resources Ltd. (TSX: SWD)
Kalidas Madhavpeddi	Capstone Mining Corp. (TSX: CS) Namibia Rare Earths Inc. (TSX: NRE) NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Gerald McConnell	Namibia Rare Earths Inc. (TSX: NRE) NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Clynton Nauman	Alexco Resource Corp. (TSX, NYSE-MKT: AXR) NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG)
Rick Van Nieuwenhuyse	Alexco Resource Corp. (TSX, NYSE-MKT: AXR) AsiaBaseMetals Inc. (TSX-V: ABZ)
Mantra Capital Inc. (TSX-V: MTR-P) NOVAGOLD Resources Inc. (TSX, NYSE-MKT: NG) Tintina Resources Inc. (TSX-V: TAU)

(1)	Mr. Krepiakevich has advised he will not be standing for re-election at the Meeting.

Board Mandate

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters.

The Board has adopted a written mandate, a copy of which is attached herewith as Appendix “B”. The mandate of the Board is to enhance and preserve long term shareholder value, and to ensure the Company meets the Company’s obligations on an ongoing basis and operates in a reliable and safe manner. In accordance with its mandate, the Board is expected to, among other things:

  review and approve strategic plans on an annual basis and monitor annual programs in relation to strategic plans;

  review operating and financial performance relative to budgets and objectives;

  ensure the integrity and effectiveness of the Company’s internal control and management information systems;

  understand the principal risks of the Company’s business and ensure that there are systems in place which effectively monitor and manage those risks with a view to the Company’s long-term viability;

  monitor and evaluate the performance of the CEO, establish compensation programs and succession planning and determine compensation of the CEO and senior management;

  ensure the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

  appoint Board committees, including the Audit Committee, and delegate to those committees any appropriate powers of the Board; and

  adopt a communication and disclosure policy for the Company and ensure the Company has in place effective communication processes with shareholders and other stakeholders and with financial, regulatory and other institutions and agencies.

Position Descriptions

The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the Audit Committee, Corporate Governance and Nominating Committee, EHST Committee, Compensation Committee, and the Corporate Communications Committee is required to ensure the committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the committee. The Board has developed a written position description for the Chair of the Board and this position is presently held by Dr. Thomas Kaplan. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. The Lead Director position, presently held by Mr. Clynton Nauman, is primarily responsible for maintaining the independence of the Board and ensuring that the Board carries out its responsibilities.

The Board has also developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO shall establish the strategic and operational priorities of the Company and provide leadership to the management team. The CEO is directly responsible to the Board for all activities of the Company.

Orientation and Continuing Education

The Company provides an orientation and education program to new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters and recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in matters material to the Company’s business and in areas outside of the specific expertise of the Board members. Historically, all new members of the Board have been experienced in the mining sector so no general mining orientation has been necessary.

Continuing education helps directors keep up to date on changing governance issues and requirements and legislation or regulations in their field of experience. The Board recognizes the importance of ongoing education for the directors and senior management of the Company and the need for each director and officer to take personal responsibility for this process. To facilitate ongoing education, the CEO or the Board may from time to time, as required:

  request that directors or officers determine their training and education needs;

  arrange visits to the Company’s projects or operations;

  arrange funding for the attendance at seminars or conferences of interest and relevance to their position; and

  encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.

During the 2013 fiscal year, directors participated in educational sessions and received educational materials on the topics outlined below.

Date	Educational Program	Presented By	Participant
June 13, 2013	Overview of Alaska State and USA Federal Environmental Regulation and Coordination	Dorsey & Whitney LLP	Environmental, Health, Safety and Technical Committee
July 8, 2013	Overview of Taxes Affecting the Arctic Project	Ernst & Young LLP	Audit Committee
August 1, 2013	Mitigating Enterprise Risk with Succession Planning	Alexander Whitehead	Compensation Committee
October 2, 2013	Elements and Processes that Contribute to an Effective Board	Blake, Cassels & Graydon LLP	Board of Directors
October 7, 2013	Audit Committee Hot Topics including Canadian Securities Administrators and SEC Developments and Financial Reporting Developments	PricewaterhouseCoopers LLP	Audit Committee
October 30, 2013	Developments in Executive Compensation: Internal Pay Equity and Say on Pay	Dorsey & Whitney LLP	Compensation Committee

The Board also encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.

Board’s Role in Risk Oversight

While Company management is charged with the day-to-day management of risks the Company faces including credit risk, liquidity risk and operational risk, the Audit Committee, pursuant to its charter, is responsible for oversight of risk management. Oversight begins with the Board of Directors and the Audit Committee. The Audit Committee consists of three independent directors. The Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company's principal risks, both financial and non-financial, and reviews updates on these risks from Company management. The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and financial statements. In addition, the Audit Committee is charged with the responsibility of evaluating related party transactions and conflicts of interest. The Audit Committee reports periodically to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management.

The Board leadership structure promotes effective oversight of the Company's risk management for the same reasons that the structure is most effective for the Company in general, that is, by providing the Chief Executive Officer and other members of senior management with the responsibility to assess and manage the Company's day-to-day risk exposure and providing the Board, and specifically the Audit Committee of the Board, with the responsibility to oversee these efforts of management.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Blake, Cassels & Graydon LLP, Corporate Secretary, Elaine M. Sanders, NovaCopper Inc. Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Secretary will review all communications before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Audit Committee and Audit Committee Financial Expert

The Board has appointed an Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal financial controls and audit function and the performance of the independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The members of the Audit Committee are elected annually by the Board at the annual organizational meeting. The members of the Audit Committee shall meet the independence and experience requirements of the NYSE-MKT and Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The Company’s Audit Committee consists of fully independent members and the Company’s “audit committee financial expert” is Terry Krepiakevich. The Audit Committee meetings are held quarterly at a minimum. The Company’s Audit Committee Charter is available on the Company’s website at www.novacopper.com.

Corporate Governance and Nominating Committee

The Board is responsible for approving directors for nomination and election and filling vacancies among the directors. In all cases, the Board will consider the recommendations of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consist of Messrs. Levental, and McConnell, and Ms. Stairs. All members of the Corporate Governance and Nominating Committee are independent.

The Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at www.novacopper.com, states that the Corporate Governance and Nominating Committee will assist the Board by (i) recommending, annually, the members proposed for reelection to the Board and identifying and recommending new nominees; (ii) recommending to the Board, on an annual basis, director nominees for each Board committee; (iii) in consultation with the Board, establishing criteria for Board membership and recommending Board composition; and (iv) developing and overseeing a process for director succession, including reviewing and assessing new candidates for appointment or nomination to the Board.

Director Nomination Policies

The Corporate Governance and Nominating Committee is responsible for reviewing any Shareholder proposals to nominate Board candidates. Shareholders may submit names of persons to be considered for nomination, and the Corporate Governance and Nominating Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. For the Company's policies regarding Shareholder requests for nominations, see the section entitled “Shareholder Proposals” in this Circular. None of the current nominees were nominated by a Shareholder.

Annually, the Corporate Governance and Nominating Committee follows a process designed to consider the reelection of existing directors and, if applicable, to seek individuals qualified to become new Board members for recommendation to the Board to fill any vacancies. The Committee believes candidates for the Board of Directors should have the ability to exercise objectivity and independence in making informed business decisions and extensive knowledge in the mining industry, finance and other areas, and in particular, experience with regards to exploration and development of mineral properties, financial reporting, risk management and business strategy. With respect to nominating existing directors, the Committee reviews relevant information available to it and assesses each individual’s continued ability and willingness to serve as a director. The Committee also assesses each person’s contribution in light of the mix of skills and experience the Committee deems appropriate for the Board.

With respect to establishing criteria for Board membership and recommending the composition of the Board, the Corporate Governance and Nominating Committee is required by its charter to consider diversity in experience and perspectives in addition to general skills and competencies. Also, of consideration and interest are the experiences that personal diversity, including ethnicity, gender and education, can add to the Board.

Majority Voting Policy

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favour of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting. If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominations Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain Shareholders “withheld” votes for the director, the qualifications of the director and whether the director’s resignation from the Board would be in the best interests of the Company. The Board must take formal action on the Governance and Nominating Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and announce its decision by press release. The policy does not apply in circumstances involving contested director elections.

Compensation Committee Interlocks and Insider Participation

The Board has a Compensation Committee, as more fully described under the heading “Statement of Executive Compensation – Compensation Discussion and Analysis”.

None of the members of the Compensation Committee is or has been an executive officer or employee of the Company or its subsidiary. No executive officer of the Company is or has been a director or member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.

There were no compensation committee or board interlocks among the members of our Board during 2013.

Other Board of Directors’ Committees

In addition to the Audit Committee, Compensation Committee, and Corporate Governance and Nominations Committee, the Company also has the Corporate Communications and the Environment, Health, Safety and Technical Committee.

The role of the Corporate Communications Committee is to review, monitor and assess the effectiveness of the Company’s corporate communications. The Corporate Communications Committee is comprised of Igor Levental (Chair), Janice Stairs and Rick Van Nieuwenhuyse.

The role of the EHST Committee is to review, monitor and assess the effectiveness of the Company’s environmental policies and activities and the Company’s activities as they relate to health and safety issues. The EHST Committee is comprised of Gregory Lang (Chair), Clynton Nauman and Kalidas Madhavpeddi.

Assessments

The Board is responsible for selecting and appointing executive officers and for monitoring their performance. The performance of executive officers is annually measured against pre-set objectives and the performance of mining companies of comparable size. The Corporate Governance and Nominations Committee are responsible for overseeing the development and implementation of a process for assessing the effectiveness of the Board, its committees and its members. The Corporate Governance and Nominations Committee will request each director to provide his or her assessment of the effectiveness of the Board and each evaluation should take into account the competencies and skills each director is expected to bring to his or her particular role on the Board or on a committee, as well as any other relevant facts.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with his/her best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. To request hard copies of the Company’s financial statements and management’s discussion and analysis, free of charge, Shareholders should contact, Corporate Secretary, at NovaCopper Inc., Suite 1950, 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K4, Telephone 604-638-8088, Fax 604-638-0644. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.

SHAREHOLDER PROPOSALS

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2015 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2015 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than November 27, 2014, which is 120 calendar days before the anniversary date on which our Circular was released to shareholders in connection with this year's annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any shareholder proposal in the proxy materials for the 2015 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2015 annual general meeting of the Shareholders. However, the BCBCA, in Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:

a)	is a registered owner or beneficial owner of one or more Common Shares; and

b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of C$2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

Pursuant to our advance notice policy, shareholder director nominations must be made not less than 30 days and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

Proxies for the 2015 annual meeting of the Shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice (i) by the times specified above with respect to shareholder director nominations or (ii) with respect to all other proposals, at least three months before the anniversary of the Company’s 2014 annual meeting. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:

NovaCopper Inc.
Attention: Elaine M. Sanders, Corporate Secretary
c/o Blake, Cassels & Graydon LLP
Suite 2600, 595 Burrard Street
Vancouver, British Columbia
Canada V7X 1L3

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS, THIS 27TH DAY OF MARCH, 2014.

“Rick Van Nieuwenhuyse”
Rick Van Nieuwenhuyse
President and Chief Executive Officer

APPENDIX A
ADVANCE NOTICE POLICY

NOVACOPPER INC.
(the “Corporation”)

(Initially adopted by the Board of Directors on January 29, 2014)

INTRODUCTION

The Corporation is committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote.

The purpose of this Advance Notice Policy (the “Policy”) is to provide shareholders, directors and management of the Corporation with direction on the nomination of directors. This Policy is the framework by which the Corporation seeks to fix a deadline by which holders of record of common shares of the Corporation must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation for the notice to be in proper written form.

It is the position of the Corporation that this Policy is beneficial to shareholders and other stakeholders. This policy will be subject to an annual review, and will reflect changes as required by securities regulatory agencies or stock exchanges, or so as to meet industry standards.

NOMINATIONS OF DIRECTORS

1.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of director of the Corporation (the “Board”) may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

a.	by or at the direction of the Board, including pursuant to a notice of meeting;

b.

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the British Columbia Business Corporations Act (the “Act”), or a requisition of the shareholders made in accordance with the provisions of the Act; or

c.

by any person (a “Nominating Shareholder”): (A) who, at the close of business on the Notice Date (as defined below) and on the record date for notice at such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Policy.

2.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation in accordance with the provisions of this Policy.

3.	To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:

a.

in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the later of: (i) the date of the public announcement (as defined below) of this Policy; and (ii) the Notice Date in respect of such meeting; or

b.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement (as defined below) of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

4.	To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must set forth:

a.

as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

b.

as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

5.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Policy; provided, however, that nothing in this Policy shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

6.	For purposes of this Policy:

a.

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

b.

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

7.

Notwithstanding any other provision of this Policy, notice given to the Corporate Secretary of the Corporation pursuant to this Policy may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Corporate Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

8.	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this Policy.

CURRENCY

This Policy was approved by the Board on January 29, 2014.

APPENDIX B
BOARD MANDATE

NOVACOPPER INC.
(the “Company”)

BOARD OF DIRECTORS TERMS OF REFERENCE

A.	PURPOSE

The Board of Directors (the "Board") has the responsibility for the stewardship of the Company and to oversee the conduct of the business of the Company. The Board's fundamental objectives are to enhance and preserve long-term shareholder value, to ensure the Company meets its obligations on an ongoing basis and that the Company operates in a reliable and safe manner. In performing its functions, the Board should also consider the legitimate interests its other stakeholders such as employees, customers and communities may have in the Company. In overseeing the conduct of the business, the Board, through the Chief Executive Officer, shall set the standards of conduct for the enterprise.

B.	COMPOSITION, PROCEDURES AND ORGANIZATION

The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. The Board retains the responsibility for managing its own affairs including selecting its Chair, nominating candidates for election to the Board, constituting committees of the full Board and determining Director compensation. Subject to the Company’s constating documents and the Business Corporations Act (British Columbia) (the “BCBCA”), the Board may constitute, seek the advice of and delegate powers, duties and responsibilities to committees of the Board.

The Board shall determine the number of directors, which shall not be less than 3, required to effectively manage the Company’s affairs and shall recommend the slate of nominees for election by shareholders at the annual meeting. The directors are elected annually at the Company’s annual meeting of shareholders and must meet the requirements of applicable corporate and securities laws, rules and regulations, including those of applicable stock exchanges on which the Company’s shares are listed (“Applicable Laws”).

The majority of the directors and the Chair shall be independent as determined by Applicable Laws.

The Board shall meet at least 4 times per year and may also hold additional meetings as considered necessary. The independent directors shall meet, without members of management, as appropriate.

The Board has developed a calendar of the activities to be undertaken by the Board for each meeting, attached as Appendix A.

C.	DUTIES AND RESPONSIBILITIES

The Board's principal duties and responsibilities fall into a number of categories which are outlined below.

1.	Legal Requirements

(a)	The Board has the responsibility to ensure that legal requirements have been met and documents and records have been properly prepared, approved and maintained;

(b)	The Board has the statutory responsibility to:

(i)	supervise the management of the business and affairs of the Company;

(ii)	act honestly and in good faith with a view to the best interests of the Company;

(iii)	exercise the care, diligence and skill that reasonable, prudent people would exercise in comparable circumstances; and

(iv)

act in accordance with its obligations contained in the BCBCA and the regulations thereto, the Company's constating documents, the Securities Act of each province and territory of Canada, the federal securities laws of the United States, the rules and regulations of stock exchanges on which is securities are listed, including without limitation the Toronto Stock Exchange and the NYSE-MKT, and other relevant and applicable legislation and regulations.

2.	Independence

The Board has the responsibility to ensure that appropriate structures and procedures are in place to permit the Board to function independently of management.

3.	Strategy Determination

The Board has the responsibility to:

(a)

at least annually, participate with management, in the development of, and ultimately approve, the Company’s strategic plan, taking into account, among other things, the opportunities and risks of the Company’s business;

(b)	approve annual capital and operating budgets that support the Company’s ability to meet its strategic objectives;

(c)	approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Company;

(d)	approve financial and operating objectives used in determining compensation if they are different from the strategic, capital or operating plans referred to above;

(e)	approve material divestitures and acquisitions;

(f)	monitor the Company's progress towards its strategic objectives, and revise and alter its direction through management in light of changing circumstances;

(g)	conduct periodic reviews of human, technological and capital resources required to implement the Company’s strategy and the regulatory, cultural or governmental constraints on the business; and

(h)	review, at every regularly scheduled Board meeting if feasible, recent developments that may affect the Company’s strategy, and advise management on emerging trends and issues.

4.	Financial and Corporate Issues

The Board has the responsibility:

(a)

to take reasonable steps to ensure the integrity and effectiveness of the Company's internal control and management information systems, including the evaluation and assessment of information provided by management and others (e.g., internal and external auditors) about the integrity and effectiveness of the Company’s internal control and management information systems;

(b)	to review operating and financial performance relative to budgets and objectives;

(c)

to approve the annual financial statements and notes thereto, management’s discussion & analysis of financial condition and results of operations contained in the annual report, the annual information form, the annual report on Form 10-K and the management information circular;

(d)	to submit the Audit Committee’s appointment of the external auditors for the Company to the shareholders of the Company for ratification; and

(e)	to approve significant contracts, transactions, and other arrangements or commitments that may be expected to have a material impact on the Company.

5.	Managing Risk

The Board has the responsibility to understand the principal risks of the business in which the Company is engaged, to achieve a proper balance between risks incurred and the potential return to shareholders, and to ensure that there are systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Company.

6.	Appointment, Training and Monitoring Senior Management

The Board has the responsibility:

(a)

to appoint the Chief Executive Officer (the "CEO"), to monitor and assess CEO performance against corporate goals and objectives, to determine CEO compensation, considering the recommendations of the Compensation Committee, and to provide advice and counsel in the execution of the CEO's duties;

(b)	to approve the appointment and remuneration of all executive officers, acting upon the advice of the CEO;

(c)

to the extent possible, to satisfy itself as to the integrity of the CEO and other executive officers and satisfy itself that the CEO and other executive officers are creating a culture of integrity throughout the Company;

(d)	to approve certain decisions relating to executive management, including the:

(i)	appointment and discharge of executive officers;

(ii)	compensation and benefits for executive officers;

(iii)	acceptance by the CEO of any outside directorships on public companies or any significant public service commitments; and

(iv)	employment, consulting, retirement and severance agreements, and other special arrangements proposed for senior officers; and

(e)	to ensure that adequate provision has been made to train and develop management and for the orderly succession of the CEO and the other senior officers.

7.	Policies, Procedures and Compliance

The Board has the responsibility:

(a)	to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards;

(b)	to approve and monitor compliance with significant policies and procedures by which the Company is operated;

(c)	to ensure the Company sets high environmental standards in its operations and is in compliance with environmental laws and legislation;

(d)	to ensure the Company has in place appropriate programs and policies for the health and safety of its employees in the workplace; and

(e)	to review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

8.	Governance

The Board has the responsibility:

(a)	to appoint Board committees, including an Audit Committee, and delegate to those committees any appropriate powers of the Board;

(b)

to review the size and composition required of the Board and approve nominations for candidates for election to the Board, with a view to ensuring that the Board is comprised of directors with the necessary skills and experience to facilitate effective decision-making;

(c)	to develop the Company’s approach to corporate governance; and

(d)

to review annually its terms of reference and its performance and the performance of the Board committees, the Chair of the Board and the Chair of the committees to ensure that the Board and the committees are operating effectively.

9.	Reporting and Communication

The Board has the responsibility:

(a)

to adopt a communication or disclosure policy for the Company and ensure that the Company has in place effective communication processes with shareholders and other stakeholders (including measures to enable stakeholders to communicate with the independent directors of the Board) and with financial, regulatory and other institutions and agencies;

(b)

to ensure that the financial performance of the Company is accurately reported to shareholders, other security holders and regulators on a timely and regular basis in accordance with all applicable securities laws, rules and regulations;

(c)

to ensure that the financial results are reported fairly and in accordance with generally accepted accounting principles in effect at the time and all applicable securities laws, rules and regulations;

(d)	to ensure the timely reporting of any other developments that have a significant and material impact on the value of the Company;

(e)

to approve the content of the Company’s major communications to shareholders and the investing public, including the interim/annual reports (including the financial statements and management, discussion and analysis), the management information circular (including compensation, discussion and analysis and the disclosure of corporate governance practices), the annual information form, any prospectuses that may be issued, and any significant information respecting the Company contained in any documents incorporated by reference in any such prospectuses; and

(f)	to report annually to shareholders on its stewardship of the affairs of the Company for the preceding year.

D.	THE CHAIR OF THE BOARD

The Chair is accountable to the Board and shall have the duties of a member of the Board as set out in applicable corporate law and in the Company’s constating documents and as otherwise determined by the Board. The Chair is responsible for the management, development and effective performance of the Board and leads the Board to ensure that it fulfills its duties as required by law and as set out in the Board Terms of Reference.

1.	Appointment

The Chair shall be appointed annually by the Board of Directors of the Company (the “Board”) and shall have such skills and abilities appropriate to the appointment of Chair as shall be determined necessary and desirable by the Board.

2.	Qualifications of the Board Chair

The Chair shall be a duly elected member of the Board and shall be independent as defined under applicable securities laws, rules and regulations and the requirements of any applicable stock exchange.

3.	Vacancy

Where a vacancy occurs at any time in the position of Chair, it shall be filled by the Board. The Board may remove and replace the Chair at any time.

4.	Duties

The Chair is responsible to:

(a)	organize the Board to function independently of management;

(b)	promote ethical and responsible decision making, appropriate oversight of management and best practices in corporate governance;

(c)	ensure that the Board works as a cohesive team and provide the leadership essential for this purpose;

(d)

ensure that the responsibilities of the Board are well understood by both the Board and management, and that the boundaries between Board and management responsibilities are clearly understood and respected;

(e)	manage the affairs of the Board, including ensuring that the Board is organized properly, functions effectively and meets its obligations and responsibilities;

(f)	act as a liaison between the Board and senior management to ensure that relationships between the Board and senior management are conducted in a professional and constructive manner;

(g)	provide advice, counsel and mentorship to other members of the Board, the President and Chief Executive Officer and other senior members of management;

(h)	lead the Board in establishing, reviewing and monitoring the strategy, goals, objectives and policies of the Company;

(i)

communicate all major developments and issues to the Board in a timely manner, initiate opportune discussion of such matters and ensure provision to the Board of sufficient information to permit the Board to fulfill its oversight responsibilities;

(j)	communicate with all members of the Board to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Board and its committees;

(k)	adopt procedures to ensure that the Board can conduct its work effectively and efficiently, including committee structure and composition, scheduling, and management of meetings;

(l)	ensure that, where functions are delegated to appropriate committees, the functions are carried out and results are reported to the Board;

(m)

as necessary and in consultation with the President and/or Chief Executive Officer, ensure the Company, and where appropriate the Board, is adequately represented at official functions and meetings with major shareholders, other stakeholders, financial analysts, media and the investment community;

(n)	determine, in consultation with the Board and management, the time and places of the meetings of the Board and of the annual general meeting;

(o)	co-ordinate with management and the Secretary to ensure that matters to be considered by the Board are properly presented and given the appropriate opportunity for discussion;

(p)	ensure the Board has the opportunity to meet without members of management present on a regular basis;

(q)	assist in the preparation of the agenda of the Board meetings;

(r)	preside as chair of each meeting of the Board and as chair of each meeting of the shareholders of the Company; and

(s)	carry out other duties as requested by the Board as a whole, depending on need and circumstance.

E.	COMMITTEE CHAIRS

1.	Appointment

The Chair of each Committee shall be appointed annually by the Board.

2.	Qualifications of a Committee Chair

Each Committee Chair shall be a duly elected member of the Board and independent as determined pursuant to applicable securities law, rules and the requirements of any applicable stock exchange.

3.	Vacancy

Where a vacancy occurs at any time in the position of a Committee Chair, it shall be filled by the Board. The Board may remove and replace a Committee Chair at any time.

4.	Duties

The Chair of a Committee shall lead and oversee the applicable Committee to ensure it fulfills its mandate as set out in its terms of reference. In particular, the Chair shall:

(a)	organize the Committee to function independently of management, including organizing in-camera sessions and other meetings without management;

(b)	foster ethical and responsible decision-making by the Committee and its members;

(c)	deal effectively with dissent and work constructively towards arriving at decisions and achieving consensus;

(d)	ensure that the Committee has an opportunity to meet without members of management present at regular intervals;

(e)	determine, in consultation with the Committee and management, the time and places of the meetings of the Committee;

(f)	manage the affairs of the Committee, including ensuring that the Committee is organized properly, functions effectively and meets its obligations and responsibilities;

(g)	co-ordinate with management and the secretary to the Committee to ensure that matters to be considered by the Committee are properly presented and given the appropriate opportunity for discussion;

(h)	provide advice and counsel to the President and/or Chief Executive Officer and other senior members of management in the areas covered by the Committee's mandate;

(i)	preside as chair of each meeting of the Committee; and

(j)	communicate with all members of the Committee to co-ordinate their input, ensure their accountability and provide for the effectiveness of the Committee.

F.	INDIVIDUAL DIRECTORS

Each Director (i) shall act honestly and in good faith in the best interests of the Company and its shareholders and (ii) must exercise the degree of care, diligence and skill that a reasonably prudent person would exercise incomparable circumstances. In addition, each Director shall have the following responsibilities:

1.	Responsibilities of Corporate Stewardship

Each Director has the responsibility to:

(a)	represent the best interests of the Company and its shareholders, assist in the maximization of shareholder value and work towards the long-term success of the Company;

(b)	advance the interests of the Company and the effectiveness of the Board by bringing his or her knowledge and experience to bear on the strategic and operational issues facing the Company;

(c)	provide constructive counsel to and oversight of management;

(d)	respect the confidentiality of information and matters pertaining to the Company;

(e)	maintain his or her independence, generally and as defined under applicable securities laws, and objectivity;

(f)	be available as a resource to the Board; and

(g)	fulfill the legal requirements and obligations of a director and shall develop a comprehensive understanding of the statutory and fiduciary roles of a director.

2.	Responsibilities of Integrity and Loyalty

Each Director has the responsibility to:

(a)	comply with the Company’s Code of Business Ethics;

(b)	disclose to the Secretary, prior to the beginning of his or her service on the Board, and thereafter as they arise, all actual and potential conflicts of interest; and

(c)

disclose to the Chair of the Board, in advance of any Board vote or discussion, if the Board or a committee of the Board is deliberating on a matter that may affect the Director’s interests or relationships outside the Company and abstain from discussion and/or voting on such matter as determined to be appropriate.

3.	Responsibilities of Diligence

Each Director has the responsibility to:

(a)	prepare for each Board and committee meeting by reading the reports, minutes and background materials provided for the meeting;

(b)

attend in person the annual meeting of the Company and attend all meetings of the Board and all meetings of committees of the Board of which the Director is a member, in person or by telephone, video conference, or other communication facilities that permit all persons participating in the meeting to communicate with each other; and

(c)

as necessary and appropriate, communicate with the Chair and with the President and/or CEO between meetings, including to provide advance notice of the Director’s intention to introduce significant and previously unknown information at a Board meeting.

4.	Responsibilities of Effective Communication

Each Director has the responsibility to:

(a)	participate fully and frankly in the deliberations and discussions of the Board;

(b)	encourage free and open discussion of the Company’s affairs by the Board;

(c)	establish an effective, independent and respected presence and a collegial relationship with other Directors;

(d)	focus inquiries on issues related to strategy, policy, and results;

(e)

respect the President and CEO’s role as the chief spokesperson for the Company and participate in external communications only at the request of, with the approval of, and in coordination with, the Chair and the President and CEO;

(f)	communicate with the Chair and other Directors between meetings when appropriate;

(g)	maintain an inquisitive attitude and strive to raise questions in an appropriate manner and at proper times; and

(h)	think, speak and act in a reasoned, independent manner.

5.	Responsibilities of Committee Work

Each Director has the responsibility to:

(a)	participate on committees and become knowledgeable about the purpose and goals of each committee; and

(b)	understand the process of committee work and the role of management and staff supporting the committee.

6.	Responsibilities of Knowledge Acquisition

Each Director has the responsibility to:

(a)	become generally knowledgeable about the Company’s business and its industry;

(b)	participate in Director orientation and education programs developed by the Company from time to time;

(c)	maintain an understanding of the regulatory, legislative, business, social and political environments within which the Company operates;

(d)	become acquainted with the senior officers and key management personnel; and

(e)	gain and update his or her knowledge about the Company’s facilities and visit these facilities when appropriate.

G.	OUTSIDE CONSULTANTS OR ADVISORS

At the Company’s expense, the Board may retain, when it considers it necessary or desirable, outside consultants or advisors to advise the Board independently on any matter. The Board shall have the sole authority to retain and terminate any such consultants or advisors, including sole authority to review a consultant’s or advisor’s fees and other retention terms.

Dated: February 27, 2012

Amended and restated: October 23, 2012, with effect from December 1, 2012

BOARD OF DIRECTORS

CALENDAR OF ACTIVITIES

Matter	Year end	Q1	Q2	Q3	Budget/ strategy
Business to be conducted at each meeting:	X	X	X	X	X
• Approve minutes of previous meetings
• Review Action Items
• President’s Report: Operations, Corporate Development & Strategic Update
• Review of Financial Results Year to Date & Annual Forecast
• Approval of Audit Committee Report, Approval of Annual/Interim Financial Statements, MD&A and Press Release
• Investor Relations Report
• Approval of Stock Option Grants (as necessary)
• In-Camera Meeting of Independent Directors
Approve Reports and Recommendations from:	X	X	X	X	X
• Corporate Governance & Compensation Committee
• EHS Committee
Review of CEO Performance and Approval of Compensation for CEO and Senior Officers	X
43-101 Report (as necessary for material projects)	X	X	X	X	X
Approval of Annual Information Form and Annual Report on Form 10-K	X
Approve Record Date and Date for Annual Meeting	X
Approval of Management Information Circular		X
• Approve Nominees for Directors and Appointment of Auditors
Appointment of Committees		X
Appointment of Officers		X
Director Education Sessions, as needed	X	X	X	X	X

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Matter	Year end	Q1	Q2	Q3	Budget/ strategy
Review Terms of Reference and Calendar of Activities				X
Approve Strategic Plan					X
Approve Capital and Operating Budgets and Financial Plan					X
Risk Management Review					X
• Review of Delegation of Authority

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